Exhibit 10.89







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                  ASSET PURCHASE/LIABILITY ASSUMPTION AGREEMENT


                          Dated as of December 11, 2001


                                      Among

                         National Australia Bank Limited
                              (ABN 12 004 044 937),
                             HomeSide Lending, Inc.
                                       and
                          HomeSide International, Inc.,
                                   as Sellers

                                       and

                           Washington Mutual Bank, FA


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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----




                                    ARTICLE I

                                   Definitions

1.01  Defined Terms............................................................2

1.02  Interpretation..........................................................13


                                   ARTICLE II

                       Purchase And Delivery of Purchased
                    Assets; Assumption of Assumed Liabilities

2.01  Delivery of Purchased Assets; Assumption of Assumed Liabilities.........13

2.02  Consideration for Purchased Assets......................................20

2.03  Proration of Expenses...................................................21

2.04  Calculation of Purchase Price...........................................22

2.05  Settlement Date Payments................................................23

2.06  Allocation of Purchase Price............................................23

2.07  No Offset...............................................................23

2.08  Interim Settlement......................................................24

2.09  Co-Issue................................................................24


                                   ARTICLE III

                      Closing, Transfers and Related Items

3.01  Closing and Closing Date................................................24

3.02  Assignment and Assumption Documents.....................................25

3.03  Further Assistance and Assurances.......................................26

3.04  Other Consents..........................................................26


                                   ARTICLE IV

                         Representations and Warranties

4.01  Disclosure Schedules....................................................26

4.02  Representations and Warranties of Sellers...............................27

4.03  Representations and Warranties of Buyer.................................42

4.04  No Other Representations or Warranties..................................45


                                    ARTICLE V

                                    Covenants

5.01  Conduct of Business.....................................................45

5.02  Access; Confidentiality.................................................48

5.03  Taking of Necessary Action..............................................50

5.04  Disclosure..............................................................51

5.05  Missing Mortgage Loan Documents.........................................51

5.06  Post-Closing Collection of Certain Receivables..........................52

5.07  Granted Licenses........................................................52

5.08  Insurance Matters.......................................................52

5.09  No Solicitation.........................................................53

5.10  Non-Competition Agreement...............................................53

5.11  Non-Solicitation of Employees...........................................53

5.12  Transitional Matters....................................................54

5.13  MSR Purchases by Buyer..................................................56

5.14  Damage or Deterioration of 7301 Baymeadows Way..........................56

                                   ARTICLE VI

                                Employee Matters

6.01  Employees and Service Crediting.........................................56


                                   ARTICLE VII

                            Conditions To The Closing

7.01  Conditions to Each Party's Obligation to Effect the Purchase............59

7.02  Conditions to Obligation of Buyer.......................................60

7.03  Conditions to Obligations of Sellers....................................60


                                  ARTICLE VIII

                                   Termination

8.01  Termination.............................................................61

8.02  Effect of Termination and Abandonment...................................62


                                   ARTICLE IX

                                   Tax Matters

9.01  Cooperation.............................................................62

9.02  Transfer Taxes..........................................................62


                                    ARTICLE X

                                 Indemnification

10.01 Indemnification Not Subject to Limitations..............................63

10.02 Indemnification Subject to Limitations..................................65

10.03 Survival Periods........................................................65

10.04 Miscellaneous...........................................................65

10.05 De Minimis Liability, Deductible and Cap................................66

10.06 Third-Party Claims......................................................66


                                   ARTICLE XI

                               General Provisions

11.01 Notices.................................................................67

11.02 Amendment and Modification; Waiver......................................69

11.03 Entire Agreement........................................................69

11.04 Fees and Expenses.......................................................69

11.05 Third Party Beneficiaries...............................................70

11.06 Assignment; Binding Effect..............................................70

11.07 Governing Law...........................................................70

11.08 Waiver of Jury Trial....................................................71

11.09 Counterparts............................................................71

11.10 Severability............................................................71

11.11 Affiliates of Buyer.....................................................71



EXHIBITS

Retained Portfolio Subservicing Agreement......................................A

Services Agreement.............................................................B

Intellectual Property Rights Agreements........................................C

Solicitation Rights Agreement..................................................D

Employee Lease.................................................................E

Bill of Sale and Instrument of Assumption of Liabilities.......................F

     ASSET PURCHASE/LIABILITY ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 11, 2001, among National Australia Bank Limited (ABN 12 004 044
937), an Australian corporation ("Parent"), HomeSide Lending, Inc., a Florida corporation ("HSL") and HomeSide International, Inc., a Delaware corporation ("HSI") (collectively, "Sellers") and Washington Mutual Bank, FA, a federal savings association ("Buyer").

                                    RECITALS

     A. HSL, HSI and the Selling Subsidiaries (collectively, the "Selling Companies") are engaged in the Business.

     B. On the terms and subject to the conditions set forth herein, Sellers desire to sell, and Buyer desires to purchase, all of the assets of the Selling Companies that are used in connection with the Business, other than certain Excluded Assets.

     C. In connection with the acquisition of the Business, Buyer agrees, on the terms and subject to the conditions set forth herein, to assume certain liabilities and obligations of Sellers.

     D. Concurrently with the execution of this Agreement, Sellers and Buyer are entering into (a) a subservicing agreement (the "Retained Portfolio Subservicing Agreement"), which is attached hereto as Exhibit A providing for the subservicing of the Retained Servicing Portfolio, (b) a services agreement (the "Services Agreement"), which is attached hereto as Exhibit B pursuant to which Buyer will provide certain services related to the administration and servicing of Parent's Australian mortgages, (c) an intellectual property rights agreement (the "Intellectual Property Rights Agreement"), which is attached hereto as Exhibit C, (d) a solicitation rights agreement (the "Solicitation Rights Agreement"), which is attached hereto as Exhibit D and (e) an employee lease agreement (the "Employee Lease"), which is attached hereto as Exhibit E pursuant to which Selling Companies will provide Buyer with the services of the Prospective Employees for a transition period. At Closing, Sellers and Buyers will enter into a transitional services agreement (the "Transitional Agreement"), pursuant to which Sellers will continue to provide certain transitional services to Buyer as described in Section 5.12, and a licensing agreement (the "License Agreement"), pursuant to which Buyer will grant Parent and its Affiliates certain rights and licenses as described in Section 5.07.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

1.01  Defined Terms.

(a) The following terms are used in this Agreement with the meanings set forth below:

     "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, Regulatory Authority or other Governmental Authority.

     "Advances" means, with respect to any Selling Company and Mortgage Loans, the moneys that have been advanced by such Selling Company on or before the Closing Date from its funds in connection with its servicing of such Mortgage Loans in accordance with applicable Regulations (which moneys include principal, interest, taxes, ground rents, assessments, insurance premiums and other costs, fees and expenses pertaining to the acquisition of title to and preservation and repair of the Mortgaged Properties and including Foreclosure Buyout Claims).

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such specified Person.

     "Agency" means FHA, VA, GNMA, FNMA, FHLMC, HUD or State Agency, as applicable.

     "Agreement" has the meaning set forth in the preamble to this Agreement, as this Agreement may be amended or modified from time to time in accordance with the provisions of this Agreement.

     "ALSS Platform" means the Selling Companies' confidential information, Software, equipment, infrastructure, documentation and rights under license and other third party contracts constituting and related to the ALSS servicing platform or embodying the same. The material components and software modules of the ALSS Platform are described on Sellers' Disclosure Schedule 4.02(m)(1).

     "ALSS Platform Intellectual Property" means all Intellectual Property constituting and related to the ALSS Platform.

     "Ancillary Agreements" means the Retained Portfolio Subservicing Agreement, the Services Agreement, the Intellectual Property Rights Agreement, the Solicitation Rights Agreement, the Employee Lease, the License Agreement and the Transitional Agreement.

     "Assignment of Mortgage Instrument" means a written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage identified therein from the transferor to the transferee named therein.

     "Business" means the business of originating, marketing, purchasing, selling, securitizing, servicing and/or subservicing residential mortgage loans including the Servicing of the existing mortgage servicing rights portfolio conducted by the Selling Companies. In the interests of clarity, the term "Business" shall not in any way include or refer to the Excluded Assets or Excluded Liabilities.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Jacksonville, Florida or Seattle, Washington generally are required or authorized by law or executive order to close.

     "Certificate  Insurer"  means a provider of an  insurance  policy  insuring
against  certain   specified  losses  or  shortfalls  with  respect  to  certain mortgage-backed securities.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "Compensation and Benefit Plans" means bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, deferred and restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plans, agreements, policies or arrangements maintained by or contributed to by the Selling Companies that cover Prospective Employees.

     "Control", "Controlling" or "Controlled" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Custodial Account" means all funds held or controlled by a Selling Company with respect to any Mortgage Loan, including all principal and interest funds and any other funds due Investors, buydown funds, suspense funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds for the payment of bankruptcy and fraud coverage, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest thereon for the benefit of Mortgagors, if applicable).

     "Custodial File" means, with respect to a Mortgage Loan, all of the documents that must be maintained on file with a document custodian or trustee under applicable Regulations.

     "Damages" means any and all assessments, judgments, claims, liabilities, losses, costs, damages or expenses (including without limitation exemplary damages, punitive damages, interest, penalties and reasonable attorneys' fees, expenses and disbursements in connection with an action, suit or proceeding).

     "Delivery Commitment" means the optional or mandatory commitment of a Selling Company to sell a Warehouse Loan, Pipeline Loan or an interest in a Warehouse Loan or a Pipeline Loan to another Person.

     "Environmental Laws" means all domestic, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "FHA" means Federal Housing Administration or any successor thereto.

     "FHA Loans" means residential mortgage loans that are insured, or are eligible and intended to be insured, by FHA.

     "FHLMC" means Federal Home Loan Mortgage Corporation or any successor thereto.

     "FNMA" means Federal National Mortgage Association or any successor thereto.

     "Foreclosure" means the process culminating in the acquisition of title to a Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure allowed under applicable Regulations.

     "Foreclosure Buyout Claims" means reimbursement claims for principal, interest and/or other amounts paid by a Selling Company to GNMA in accordance with applicable Regulations for the buyout of an FHA Loan or VA Loan subject to Foreclosure.

     "GAAP" means generally accepted accounting principles in the United States which, unless otherwise indicated, are applied on a consistent basis.

     "GNMA" means Government National Mortgage Association or any successor thereto.

     "Governmental Authority" means any Agency or other domestic or foreign court, administrative agency, self-regulatory authority or commission or other body acting in an adjudicative capacity or other federal, state or local governmental or self-regulatory authority or instrumentality.

     "Hazardous Substances" means all substances defined as such, or regulated as such, under any Environmental Law, including, but not limited to, petroleum, asbestos or polychlorinated biphenyls.

     "Hedging Assets" means all of the Selling Companies' interest rate swaps, caps, floors, collars, options, futures and forward contracts, foreign exchange contracts, currency swaps, principal only trades, treasury trades, or other arrangements, in each case designed to alter the risks arising from fluctuations in interest rates or currency values.

     "HUD" means United States Department of Housing and Urban Development or any successor thereto.

     "Insurer" means (i) a Person who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan, including without limitation any Agency and any provider of private mortgage insurance, standard hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Mortgage Loan or related Mortgaged Property or (ii) a Person who provides, with respect to a Servicing Agreement or an applicable Regulation, any fidelity bond, direct surety bond, letter of credit, other credit enhancement instrument or errors and omissions policy or (iii) is a Certificate Insurer.

     "Intellectual Property" means each of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissue, continuation, continuation-in-part, revision, extension or reexamination thereof (collectively, "Patents"); (ii) trademarks, service marks, trade dress, logos, trade names and Internet domain names together with all goodwill associated therewith, including, without limitation, the use of all translations, adaptations, derivations and combinations of the foregoing (collectively, "Marks"); (iii) copyrights and copyrightable works (including without limitation, web sites) and all registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); (iv) information not generally known to the public or that would constitute a trade secret under the Uniform Trade Secrets Act, and confidential information (including, without limitation, know-how, research and development information, designs, plans, proposals, technical data, financial, business and marketing plans, sales and promotional literature, and customer and supplier lists and related information) (collectively, "Trade Secrets"); (v) other intellectual property rights; (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium), along with all income, royalties, damages and payments due or payable after the Closing including, without limitation, damages and payments for past or future infringements or misappropriations thereof; (vii) the right to sue and recover for past infringements or misappropriations thereof; (viii) any defenses related to any of the above; and (ix) any and all corresponding rights that, now or hereafter, may be secured throughout the world.

     "Interest Rate" means the prime rate in the United States as published in The Wall Street Journal on the date that the calculation of interest is to be made on the amount specified. If more than one rate, or a range of rates, is so published as the prime rate, the prime rate shall be the average of the rates published.

     "Investment Commitment" means the optional or mandatory commitment of a Person to purchase a Warehouse Loan, a Pipeline Loan or an interest in a Warehouse Loan or a Pipeline Loan owned or to be acquired by the Selling Companies.

     "Investor" means FHLMC, FNMA, GNMA, a State Agency, the Selling Companies or an Affiliate thereof, a Private Investor or any other Person who owns or holds Mortgage Loans, serviced or subserviced by the Selling Companies, pursuant to a Servicing Agreement, as applicable. "IRS" means the Internal Revenue Service of the United States of America or any successor agency or authority.

     "Knowledge" means, with respect to each of Sellers and Buyer, the knowledge of any of the persons whose names are set forth in Section 1.01 of their respective Disclosure Schedules.

     "Lease Period" has the meaning set forth in the Employee Lease.

     "Liabilities" means any and all debts, losses, liabilities, offsets, claims, damages, fines, obligations, payments and accounts payable (including, without limitation, those arising out of any award, demand, assessment, settlement, judgment or compromise relating to any Action), and accruals for out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending any Action).

     "License"  means  any  license,  permit,   franchise,   approval,   orders,
qualifications, waivers or other authorization of any Governmental Authority.

     "Lien" means any lien, pledge, security interest, mortgage, deed of trust, claim, encumbrance, easement, servitude, encroachment, charge or similar right of any other Person of any kind or nature whatsoever.

     "Material Adverse Effect" means:

     (a)......With  respect to the Business,  a material adverse change in, or a material adverse effect upon, the Purchased Assets or the results of operations or financial condition of the Business, taken as a whole, excluding any effect or change attributable to or resulting from (1) events, changes or trends in economic, business or financial conditions, including interest rate conditions, generally or relating to companies engaged in the mortgage banking business, (2) changes in laws, regulations, interpretations of laws or regulations, GAAP or regulatory accounting requirements applicable to mortgage banking companies or their holding companies, (3) actions, or effects of actions, taken by Sellers, or any of the Selling Companies, either required by or contemplated in this Agreement or with the prior written consent of Buyer and (4) any change in national or international political or social conditions including, without limitation, the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, provided, however, that none of the changes or occurrences described in this clause (4) results in the destruction or loss of use of the Purchased Assets; and

     (b) With respect to either of Sellers or Buyer, a material impairment of such Person's ability to perform its material obligations under this Agreement.

     "Mortgage" means with respect to a Mortgage Loan, a mortgage, deed of trust or other security instrument creating a Lien upon real property and any other property described therein which secures a Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof.

     "Mortgage Loan" means either a Warehouse Loan or Pipeline Loan or Serviced Loan.

     "Mortgage Loan Documents" means the Custodial File and all other documents relating to Mortgage Loans required to document and service the Mortgage Loans by applicable Regulations, whether on hard copy, microfiche or its equivalent or in electronic format and, to the extent required by applicable Regulations, credit and closing packages and disclosures.

     "Mortgage Note" means, with respect to a Mortgage Loan, a promissory note or notes, or other evidence of indebtedness, with respect to such Mortgage Loan secured by a Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

     "Mortgaged Property" means (i) the real property and improvements  thereon,
(ii) the stock in a residential housing corporation and the lease to the related dwelling unit or (iii) a manufactured home and, as applicable, the real property upon which the home is situated, in each case that secures a Mortgage Note and that are subject to a Mortgage.

     "Mortgagor" means the obligor(s) on a Mortgage Note.

     "Originator" means, with respect to any Mortgage Loan, the entity or entities that (i) took the relevant Mortgagor's loan application, (ii) processed the relevant Mortgagor's loan application or (iii) closed and/or funded such Mortgage Loan.

     "Person" means any individual, bank, corporation, partnership, association, limited liability company, business trust, unincorporated organization or similar organization, whether domestic or foreign, or any Governmental Authority.

     "Previously Disclosed" by a party means information set forth in the relevant corresponding section of its Disclosure Schedule; provided that information which, on its face, is reasonably readily apparent to the reader that it is related to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

     "Prior Servicer" means any party that was a servicer or subservicer of any Mortgage Loan before a Selling Company or the current Servicer, as applicable, became the servicer or subservicer of the Mortgage Loan.

     "Private Investors" means Investors which are not Agencies.

     "Prospective Employee" means each of the Selling Companies' employees who are employed in the Business at the Closing Date, including any Leave Recipient, but excluding those Employees whose names or positions are set forth in Section 2.01(c)(xii) of Sellers' Disclosure Schedule and those employees who the Buyer may designate as Retained Employees as contemplated in Section 2.01(c)(xii) of the Sellers' Disclosure Schedule.

     "Purchase" means the purchase by Buyer of the Purchased Assets and the Assumption of the Assumed Liabilities.

     "Rating Agency" means any nationally recognized statistical credit agency that at the time of any determination thereof has outstanding a rating on one or more classes of mortgage-backed securities or asset-backed securities at the request of any issuer of mortgage-backed securities or asset-backed securities.

     "Regulation" means and includes, as of the time of reference, with respect to the Mortgage Loans and the Servicing under the Servicing Agreements, all of the following: (i) all contractual obligations of a Selling Company or any Originator or Prior Servicer with respect to Servicing under any Servicing Agreement, Mortgage Note, Mortgage and other Mortgage Loan Document, (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon a Selling Company or any Originator or Prior Servicer, (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental or quasi-governmental body or office having jurisdiction, including without limitation those of any Investor and any Insurer and (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions.

     "REO" means any residential real property owned by a Selling Company (whether for its own account or on behalf of an Investor, FHA or VA as a result of a Foreclosure).

     "Selling Companies Articles" means the Articles of Incorporation of HSL, as amended, and the Certificate of Incorporation of HSI, as amended.

     "Selling Companies By-laws" means the By-laws of HSL, as amended, and the By-laws of HSI, as amended.

     "Selling Subsidiaries" means any Subsidiary of HSL or HSI as Previously Disclosed on Disclosure Schedule 1.01 by Sellers to Buyer other than the Acquired Subsidiary, HomeSide Global MBS Manager, Inc. and HomeSide Mortgage Securities, Inc.

     "Serviced Loan" means a residential mortgage loan (i) that is evidenced by a Mortgage Note and secured by a Mortgage, (ii) with respect to which a Selling Company owns the Servicing as of the Closing Date and (iii) which is included in the Retained Servicing Portfolio.

     "Servicer" means the Person responsible for performing the Servicing functions in connection with a Mortgage Loan in or related to the Retained Servicing Portfolio.

     "Servicing" means mortgage loan servicing, subservicing rights and master servicing rights and obligations including, without limitation, one or more of the following functions (or a portion thereof): (i) the administration and collection of payments for the reduction of principal and/or the application of interest on a mortgage loan; (ii) the collection of payments on account of taxes and insurance; (iii) the remittance of appropriate portions of collected payments; (iv) the provision of full escrow administration; (v) the pursuit of foreclosure and alternate remedies against a related Mortgaged Property; (vi) the administration and liquidation of REO, and (vii) the right to receive the Servicing Compensation and any ancillary fees arising from or connected to the Serviced Loans, earnings and other benefits of the related Custodial Accounts and any other related accounts maintained by the Selling Companies pursuant to applicable Regulations and Investor and Insurer requirements and, in each case, all rights, powers and privileges incident to any of the foregoing, and expressly includes the right to enter into arrangements with third parties that generate ancillary fees and benefits with respect to the Serviced Loans.

     "Servicing Agreement" means an agreement between an Investor and a Selling Company pursuant to which a Selling Company owns the Servicing and services Mortgage Loans in the Retained Servicing Portfolio.

     "Servicing Compensation" means any servicing fees and any excess servicing compensation which a Selling Company is entitled to receive pursuant to any Servicing Agreement.

     "Software" means each of the following: computer programs, known by any name, whether in use or under development, including all versions thereof, and all related documentation, training manuals and materials, user manuals, technical and support documentation, source code and object code, tools, program files, data files, computer related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, development tools, maintenance tools, system designs, program structure, sequence and organizations, screen displays and report layouts, and all other material related to the said computer programs.

     "State Agency" means any state agency or other entity with authority to regulate the mortgage-related activities of the Selling Companies or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing or master servicing performed by Seller.

     "Subsidiary" means, for any Person, any other person which the initial Person directly or indirectly Controls.

     "Tax" means any federal, state, local, or foreign income, gross receipts, gains, license, payroll, employment, excise, production, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, occupancy, personal property, sales, use transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto (and any penalty, fine or similar amounts related to any information return or reporting obligation notwithstanding that no tax is otherwise payable or such obligations are properly discharged), whether disputed or not.

     "Tax Returns" means all returns and reports required to be filed with respect to Taxes.

     "Third Party Consents" means any consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to any Rating Agency, any party to any contract to which any Seller or Seller Subsidiary is a party or by which any of their assets or properties are bound or affected, or any other Person.

     "VA" means the United States Department of Veterans Affairs and any successor thereto.

     "VA Loans" means residential mortgage loans that are guaranteed, or are eligible and intended to be guaranteed, by VA.

     "Warehouse Loan" means a mortgage loan that (i) is evidenced by a Mortgage Note and secured by a first priority Mortgage on a one-to-four family residential property (or a second priority mortgage loan that was originated concurrently or in conjunction with a first priority mortgage loan) and (ii) is owned by a Selling Company at the time immediately prior to the Closing.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

(b) The following terms shall have the respective meanings set forth in the relevant Section referred to below throughout this Agreement:

         Acquired Accounts Receivable                         2.01(a)
         Acquired Cash and Equivalents                        2.01(a)
         Acquired Hedging Assets                              2.01(a)
         Acquired Intellectual Property                       2.01(a)
         Acquired Intellectual Property Licenses              2.01(a)
         Acquired Mortgage Loan Documents                     2.01(a)
         Acquired Subsidiary                                  2.01(a)
         Acquired Warehouse Loans                             2.01(a)
         Acquisition Proposal                                 5.09
         Agreement                                            Preamble
         Applicable Law                                       4.02(g)
         Assumed Liabilities                                  2.01(b)
         Australia Specific ALSS Components                   2.01(c)
         Buyer                                                Preamble
         Buyer GL Accounts                                    5.12(c)
         Buyer Indemnified Parties                            10.01(a)
         Buyer Financial Statements                           4.03(d)
         Cap                                                  10.05(a)
         Chosen Courts                                        11.07(b)
         Closing                                              3.01
         Closing Date                                         3.01
         Closing Date Value                                   2.02
         Closing Date Value Calculation Schedule              2.04(b)
         Comparable Cash Compensation                         6.01(a)
         Confidentiality Agreement                            5.02(c)
         Correspondent Agreement                              2.01(a)
         Deductible                                           10.05(a)
         Disclosure Schedule                                  4.01
         Effective Time                                       3.01
         Employee Lease                                       Recitals
         Estimated Purchase Price                             2.02
         Excluded Assets                                      2.01(c)
         Excluded Liabilities                                 2.01(b)
         Final Purchase Price                                 2.02
         Fixed and Other Assets                               2.01(a)
         Franchise Premium                                    2.02

         HSI                                                  Preamble
         HSL                                                  Preamble
         HSR Act                                              4.02(c)
         Indemnified Party                                    10.06
         Intellectual Property Rights Agreement               Recitals
         Interim Settlement Amount                            2.08
         Interim Settlement Date                              2.08
         Key Outsourcing Contracts                            2.01(a)
         Lease Time Off Cash                                  6.01(g)
         Leave Recipients                                     6.01(c)
         License Agreement                                    Recitals
         Loan Application                                     2.01(a)
         Other Assumed Liabilities                            2.01(b)
         Parent                                               Preamble
         Permitted Liens                                      4.02(d)
         Pipeline Loans                                       2.01(a)
         Pre-Closing Date Value                               2.02
         Pre-Closing Date Value Calculation Schedule          2.04(a)
         Purchase Price Adjustment                            2.02
         Purchased Assets                                     2.01(a)
         Regulatory Authority                                 4.02(f)
         Representatives                                      2.04(e)
         Restricted Business                                  5.10
         Retail Contracts                                     2.01(a)
         Retained Accounts Receivables                        2.01(c)
         Retained Advances                                    2.01(c)
         Retained Cash and Equivalents                        2.01(c)
         Retained Hedging Assets                              2.01(c)
         Retained IP Assets                                   2.01(c)
         Retained Mortgage Loan Documents                     2.01(c)
         Retained Portfolio Subservicing Agreement            Recitals
         Retained Real Estate                                 2.01(c)
         Retained Servicing Portfolio                         2.01(c)
         Retained Warehouse Loans                             2.01(c)
         Seller GL Accounts                                   5.12(c)
         Seller Indemnified Parties                           10.01(b)
         Sellers                                              Preamble
         Selling Companies                                    Recitals
         Services Agreement                                   Recitals
         Servicing Advances                                   2.01(c)
         Servicing Purchase Agreements                        2.01(a)
         Settlement Date                                      2.05
         Solicitation Rights Agreement                        Recitals
         Specified Contracts                                  4.02(h)
         Template Letters                                     2.01(c)

         Third-Party Claim                                    10.06
         Time Off Cash                                        6.01(g)
         Transfer Taxes                                       9.02
         Transferred Employee                                 6.01(a)
         Transitional Agreement                               Recitals

         1.02  Interpretation.

         (a) The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

         (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require.

         (c) Whenever the words "herein" or "hereunder" are used in this Agreement, they will be deemed to refer to this Agreement as a whole and not to any specific Section.

         (d) Whenever a dollar figure ($) is used in this Agreement, it will mean United States dollars unless otherwise specified.

                                   ARTICLE II

                       Purchase And Delivery of Purchased
                    Assets; Assumption of Assumed Liabilities

         2.01  Delivery of Purchased Assets; Assumption of Assumed Liabilities.

         (a) On the terms and subject to the conditions of this Agreement, Sellers shall, at the Effective Time, sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer, all right, title and interest of the Selling Companies in and to all of the Purchased Assets. As used herein:

     "Purchased Assets" means all of the Selling Companies' business, properties and assets, and rights of whatever kind and nature, real or personal, whether owned, leased or licensed, or in which the Selling Companies otherwise have an interest (but only to the extent of such interest) at the Effective Time (but specifically excluding to the extent set forth therein the Excluded Assets (as defined in subsection (c) below)) and shall include:

         (i) all Acquired Warehouse Loans, where "Acquired Warehouse Loans" means all Warehouse Loans owned by the Selling Companies other than Retained Warehouse Loans;

         (ii) all Pipeline Loans, where "Pipeline Loans" means each of those pending mortgage loans to be secured by a first priority mortgage lien on a one- to four-family residential property or, in the case of a subordinate lien mortgage loan, a mortgage loan to be entered into simultaneously with a first lien mortgage loan for the purpose of purchasing or refinancing the purchase of a one- to four-family residential property (e.g., a FNMA 80-10-10 loan), (i) with respect to which a Selling Company has
                (a) issued a commitment or otherwise agreed with an applicant to fund, (b) determined to fund, (c) committed to a specified interest rate or (d) issued a commitment (including without limitation bulk commitments and assignments of trades) or otherwise agreed with a correspondent originator or purchaser to purchase (including those mortgage loans that are pending with a correspondent originator or purchaser and that otherwise meet a Selling Company's acquisition criteria for such mortgage loans) and (ii) which has not closed (or been purchased from the correspondent) as of the Effective Time;

         (iii) all Correspondent Agreements, where "Correspondent Agreement" means any agreement between a Selling Company, on the one hand, and a broker, correspondent, originator or purchaser of residential mortgage loans on the other hand, pursuant to which such broker, correspondent, originator or purchaser may sell residential mortgage loans to such Selling Company or provide application processing services in respect of Mortgage Loans;

         (iv) the Retail Contracts, where "Retail Contracts" means the agreements pursuant to which a Selling Company's direct production business originates residential mortgage loans, including all affinity channel contracts;

         (v) the Servicing Purchase Agreements, where "Servicing Purchase Agreements" means any agreement between a Selling Company on the one hand and any other Person, on the other hand, pursuant to which a Selling Company purchases Servicing from such Person and includes any bulk purchase agreements, quarterly bulk purchase agreements, co-issue agreements, PMSR flow agreements and other related agreements;

         (vi) the Acquired Accounts Receivable, where "Acquired Accounts Receivable" means all those accrued interest and other accounts receivable of the Selling Companies (other than Servicing Advances) relating to the Business, the Purchased Assets or the Assumed Liabilities, and all other accounts receivable not otherwise identified as "Excluded" in Section 2.01(d) of the Sellers' Disclosure Schedule as of the Effective Time but including all other accounts receivable identified as "Purchased" by Buyer in Section 2.01(d) of the Seller's Disclosure Schedule as of the Effective Time.

         (vii) the Acquired Intellectual Property where "Acquired Intellectual Property" means the Intellectual Property owned by the Selling Companies and which is used in the conduct of, or which relates to, the Business, including the ALSS Platform Intellectual Property and the Intellectual Property described on Sellers' Disclosure Schedule other than the Retained IP Assets;

         (viii) the Acquired Intellectual Property Licenses, where "Acquired Intellectual Property Licenses" means those agreements granting licenses to Intellectual Property or Software to a Selling Company for use as part of the ALSS Platform or otherwise in connection with the Business, including those agreements which are listed in Section 2.01(a)(viii) of Sellers' Disclosure Schedule; provided, however, that Buyer and Parent shall execute the Intellectual Property Rights Agreement and the license and other documents referred to in Section 5.07;

         (ix)   the  Acquired  Cash   Equivalents,   where  "Acquired  Cash  and
                Equivalents" means all cash and cash equivalent assets of the Selling Companies (other than Retained Cash and Equivalents);

         (x) the Fixed and Other Assets, where "Fixed and Other Assets" means those assets constituting the specific contracts and agreements, real and tangible personal property (including land, buildings, leasehold interests, furniture, fixtures, office equipment, telecommunications equipment and computer equipment), prepaid expenses, programs, applications and data bases (whether capitalized or non-capitalized), prospect lists, training materials, procedure manuals, origination and servicing related forms and documents and other assets related to the Business;

         (xi) the Loan Applications, where "Loan Application" means an application for a mortgage loan, to be secured by a first-lien on a one- to four-family residential property, or, in the case of a subordinate lien mortgage loan, a mortgage loan to be entered into simultaneously with a first lien mortgage loan for the purpose of purchasing or refinancing the purchase of a one- to four-family residential property (e.g., a FNMA 80-10-10 loan), that has been taken or is being processed by a Selling Company as of the Effective Time but that is not a Pipeline Loan and has not, as of the Effective Time, resulted in a Mortgage Loan;

         (xii) the Acquired Mortgage Loan Documents, where "Acquired Mortgage Loan Documents" means the Mortgage Loan Documents relating to the Loan Applications, the Acquired Warehouse Loans and the Pipeline Loans;

         (xiii) the Acquired Hedging Assets, where "Acquired Hedging Assets" means the Hedging Assets (other than Retained Hedging Assets) used to hedge the interest rate risk associated with the Pipeline Loans and Acquired Warehouse Loans, including all of the Delivery Commitments and Investment Commitments;

         (xiv)  at the end of the Lease  Period for each  Prospective  Employee,
                any  individual   employment  contracts  with  such  Prospective
                Employees;

         (xv)   the ALSS Platform;

         (xvi) documentation, manuals, files, contractual rights and warranties relating to the Purchased Assets;

         (xvii) all of the stock of the Acquired Subsidiary and all rights to the stock of the Acquired Subsidiary (all of such stock being non-assessable), where "Acquired Subsidiary" means Stockton Plaza Incorporated;

         (xviii)the  Key   Outsourcing   Contracts,   where   "Key   Outsourcing
                Contracts" means the contracts relating to performance of Subservicing (other than the Retained Portfolio Subservicing Agreement), including those contracts with LOGS, ZC Sterling and Transamerica; and

         (xix)  all goodwill associated with the foregoing.

     The foregoing enumeration of the Purchased Assets shall not be construed to limit in any way the scope of the assets being purchased by the Buyer.

     (b) On the terms and subject to the conditions of this Agreement, Buyer shall, at the Effective Time, assume all the Assumed Liabilities. Buyer assumes no Excluded Liability or any other liability of Selling Companies or any other Person pursuant to this Agreement other than the Assumed Liabilities. As used herein:

     "Assumed Liabilities" means only the commitments and obligations of the Selling Companies to be performed after the Effective Time, and the Liabilities of the Selling Companies accruing or arising after the Effective Time with respect to:

         (i) any Purchased Assets listed in items (i) to (xviii) of the definition of "Purchased Assets" in Section 2.01(a) above;

         (ii) Prospective Employees (whether or not Transferred Employees but other than those described in clause (ii)(B) of the definition of "Excluded Liabilities"), including all obligations under the individual employment contracts with such Prospective Employees relating to employment on or after the Effective Time, all severance obligations with respect to such Prospective Employees, and any other liability, commitment or obligation of the Selling Companies specifically agreed to be assumed under
                Article VI hereof; and

         (iii) the Other Assumed Liabilities, where "Other Assumed Liabilities" means the liabilities, commitments and obligations of the Selling Companies identified as liabilities assumed by Buyer in
                Section 2.01(d) of Sellers' Disclosure Schedule;

but specifically excluding with respect to (i), (ii) and (iii) any liabilities, commitments or obligations (a) for recourse, repurchase, indemnity or warranty of the Selling Companies with respect to periods on or prior to the Closing Date, (b) for indebtedness for borrowed money of the Selling Companies, and (c) with respect to or giving rise to liens other than Permitted Liens (all of which set forth in (a), (b) and (c) shall be Excluded Liabilities).

     "Excluded Liabilities" means all Liabilities of the Selling Companies and all other liabilities of the Selling Companies, whether known or unknown, absolute or contingent, past, present, or future, other than Assumed Liabilities, and shall include:

         (i) the Selling Companies' obligations for funded debt or borrowed money including any penalties or premiums paid or payable in order to prepay or defease any such debt;

         (ii) the Selling Companies' obligations to employees (A) who are not Prospective Employees as set forth on Section 2.01 (c)(xii) of Sellers' Disclosure Schedule or (B) who are Leave Recipients, but do not become eligible to receive an offer pursuant to
                Section 6.01 (c);

         (iii) all tax liabilities of the Selling Companies (except to the extent otherwise provided in Article IX hereof);

         (iv) all liabilities relating to Actions pending or threatened against the Selling Companies or their assets prior to the Effective Time;

         (v)    all environmental liabilities;

         (vi) all obligations of the Selling Companies for payment of amounts arising under its 2001 Retention Bonus Plan; and

         (vii) all obligations of the Selling Companies under their existing qualified and non-qualified health care, dental, disability, life, 401(k) and other employee benefit plans except for liabilities expressly assumed by Buyer hereunder.

     The foregoing enumeration of the Excluded Liabilities shall not be construed to limit in any way the scope of the liabilities being retained by the Selling Companies.

         (c) Notwithstanding subsections (a) and (b) of this Section 2.01, no Excluded Assets shall be purchased or sold hereunder. As used herein:

     "Excluded Assets" means only the following:

         (i) the Retained Servicing Portfolio, where "Retained Servicing Portfolio" means all of the Servicing owned by the Selling Companies;

         (ii) the Retained Warehouse Loans, where "Retained Warehouse Loans" means

                (1) all Warehouse Loans that are over 30 days delinquent (as defined in the Fannie Mae Seller's Guide) as of the Closing Date;

                (2) all Warehouse Loans that have been delinquent (as defined in the Fannie Mae Seller's Guide) for more than 30 days at any time in the 12 months immediately prior to the Closing Date;

                (3) all Warehouse Loans that were purchased or originated more than 60 days prior to the Closing Date;

                (4) all Warehouse Loans that are owned by HomeSide Funding Corporation and other Warehouse Loans related to the Early Buyout Program as of the Closing Date; and

                (5) any Warehouse Loans that are not eligible for sale to the relevant Investor (the "scratch and dent loans");

                (iii) the Retained Mortgage Loan Documents, where "Retained Mortgage Loan Documents" means the Mortgage Loan Documents relating to the Mortgage Loans in the Retained Servicing Portfolio and the Retained Warehouse Loans;

                (iv) the Retained Hedging Assets, where "Retained Hedging Assets" means the Hedging Assets used to hedge the interest rate and currency risk associated with the Retained Servicing Portfolio or any other Excluded Assets or any Excluded Liabilities (including the medium term notes of HSL);

                (v) the Retained Accounts Receivable, where "Retained Accounts Receivables" means those accrued interest and other accounts receivable that are related to the Retained Servicing Portfolio, the Retained Hedging Assets, the Retained Warehouse Loans or the Retained Real Estate (including those accounts receivable identified as retained by the Selling Companies in Section 2.01(d) of Sellers' Disclosure Schedule and including accounts receivable with respect to Servicing ("Servicing Advances")) and any accrued interest and other accounts receivable that are assets of the Selling Companies immediately prior to the Effective Time and that have not been collected as of the 75th day after the Closing Date;

                (vi) the Retained Cash and Equivalents, where "Retained Cash and Equivalents" means the cash and cash equivalent assets of the Selling Companies, related to the Retained Servicing Portfolio and the Retained Hedging Assets as well as excess cash above levels required for the operation of the Business;

                (vii)  the Retained  Advances,  where "Retained  Advances" means
                       those   Advances   related  to  the  Retained   Servicing
                       Portfolio and the Retained Warehouse Loans;

                (viii) the  assets  relating  to the  Compensation  and  Benefit
                       Plans;

                (ix)   the  stock  of  HSL,  Mortgage  Electronic   Registration
                       Systems or any Subsidiary of HSL except the stock of the Acquired Subsidiary;

                (x) the Retained Real Estate, where "Retained Real Estate" means:

                       (1)    all  real   property   acquired   by  the  Selling
                              Companies as a result of a Foreclosure; and

                       (2)    the vacant  facilities  (and any tangible  assets,
                              including leasehold improvements, of such facilities) located in Indianapolis, IN and Glastonbury, CT;

                (xi) any claims or causes of action that any Selling Company or Parent may have against third parties arising with respect to matters occurring before the Closing Date, except any such claims or causes of action that are included within the definition of Acquired Intellectual Property;

                (xii) the individual employment and ancillary agreements with the employees listed in Section 2.01(c)(xii) of Sellers' Disclosure Schedule;

                (xiii) the Retained IP Assets where  "Retained IP Assets"  means all Intellectual Property existing as of the Closing Date, if any, owned or held by Parent in (i) the business methods, business processes, business functionality, and document and data formatting that are implemented in the Australia Specific ALSS Components and (ii) in and to the Template Letters. For purposes of this definition, "Australia Specific ALSS Components" means components or other elements of the ALSS Platform implementing functionality for the Australia market that were added to the ALSS Platform after Parent acquired the Selling Companies. For purposes of this definition, "Template Letters" means those template correspondences, including letters, e-mail communications and other documents, authored by or on behalf of Parent used by the ALSS Platform in combination with specific loan information in the servicing of Australian Loans; and

                (xiv)  the books and records of the Selling Companies.

          (d) For illustrative purposes and to evidence the intent of the parties as to the identity of the Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities, Schedule 2.01(d) sets forth a trial balance of the foregoing to the extent that they are reflected on a balance sheet under generally accepted accounting principles as applied by the Sellers as of September 30, 2001.

          2.02  Consideration for Purchased Assets.

     In consideration for the Purchased Assets, Buyer will assume the Assumed Liabilities and will pay an amount (the "Purchase Price") equal to the Estimated Purchase Price as subsequently adjusted by the Interim Settlement Amount and the Purchase Price Adjustment. The Final Purchase Price will be paid as follows: (1) at the Closing, Buyer will pay to Sellers the Estimated Purchase Price, and (2) on each of the Interim Settlement Date and the Settlement Date, Buyer or Sellers, as the case may be, will be entitled to the Interim Settlement Amount and the Purchase Price Adjustment, respectively. All payments under this Section
2.02 will be paid by Sellers or Buyer, as the case may be, in immediately available federal funds to an account designated by the applicable recipient of such funds.

     As used herein:

     "Closing Date Value" and "Pre-Closing Date Value" have the meanings set forth in Schedule 2.02.

     "Estimated Purchase Price" means the sum of (1) the Pre-Closing Date Value and (2) the Franchise Premium, calculated in the manner set forth in Schedule 2.02.

     "Franchise Premium" means $25 million.

     "Purchase Price Adjustment" means (w) the Estimated Purchase Price plus (if applicable) (x) the Interim Settlement Amount, if such amount is to be paid by Buyer to Sellers, minus (if applicable) (y) the Interim Settlement Amount, if such amount is to be paid by Sellers to Buyer minus (z) the sum of (1) the Closing Date Value and (2) the Franchise Premium, together with interest thereon (after adjusting for any interest amount previously paid) payable at the Interest Rate from and including the Closing Date to but excluding the Settlement Date, calculated in the manner set forth in Schedule 2.02.

     2.03 Proration of Expenses.

     Except as otherwise specifically provided in this Agreement, it is the intention of the parties hereto that Sellers shall operate for their own account the Business, until the Effective Time, and that Buyer shall operate for its own account the Business, after the Effective Time. Thus, except as otherwise specifically provided in this Agreement, with respect to the Purchased Assets and Assumed Liabilities, items of expense, including, but not limited to, non-owner occupation fees, payment of amounts due under service contracts, payments of rent, taxes, utilities and other amounts required to be paid by the tenant under leases, and all personal property taxes applicable to the personal property to be transferred hereunder, shall be prorated to the Effective Time and reflected on the Pre-Closing Date Value Calculation Schedule and the Closing Date Value Calculation Schedule. An estimated settlement or settlements of all such prorated items shall be made in accordance with the procedures of Sections
2.02 and 2.04, which estimated settlement shall include reimbursement to the Selling Companies for any security deposits theretofore made pursuant to any lease which is assigned hereunder, as well as any security deposits made by the Selling Companies in respect of Purchased Assets or Assumed Liabilities, all of which security deposits shall be held, on and after the Closing Date, for the benefit of Buyer. Sellers shall use commercially reasonable efforts to obtain final bills for all items of expense being prorated pursuant to this Section
2.03 and any adjustments will be made in accordance with Schedule 2.02 and the procedures of Section 2.05.

     2.04 Calculation of Purchase Price.

     (a) No later than ten Business Days prior to the Closing Date, Sellers shall deliver, or cause to be delivered, to Buyer an unaudited schedule setting out in reasonable detail the basis of the calculation of the Pre-Closing Date Value, which calculation shall be as of the month-end for the month that is two months prior to the month in which the Effective Time occurs (the "Pre-Closing Date Value Calculation Schedule").

     (b) No later than 120 days after the Closing Date, Sellers shall deliver, or cause to be delivered, to Buyer an unaudited schedule setting out in reasonable detail the calculation of the Closing Date Value, which calculation shall be as of the Effective Time (the "Closing Date Value Calculation Schedule").

     (c) Unless Buyer delivers written notice to Sellers on or prior to the later of (x) the 165th day following the Closing Date or (y) the 45th day after Buyer's receipt of the Closing Date Value Calculation Schedule specifying in reasonable detail the amount, nature and basis of all disputed items, Buyer shall be deemed to have accepted and agreed to the Closing Date Value Calculation Schedule, and such Closing Date Value Calculation Schedule shall be deemed conclusive for purposes of determining the Final Purchase Price.

     (d) In the event that Buyer and Sellers are unable to agree with respect to any item on the Closing Date Value Calculation Schedule within 45 days of notice of the dispute and the dispute involves either (i) the mathematical calculation of the Closing Date Value or the Final Purchase Price or (ii) the appropriate accounting treatment of any asset or liability, or item of income or expense, that affects the calculation of the Closing Date Value, then Buyer and Sellers will mutually agree to an independent public accounting firm, which will make a determination of such dispute (but not as to any other matters) based solely upon not more than two rounds of presentations by Buyer and Sellers, and not by independent review. If Buyer and Sellers are unable to agree on the choice of the independent accounting firm, the firm will be Ernst & Young LLP unless at such time either Buyer or Sellers has a primary audit relationship with Ernst & Young LLP, in which case a "big-five" accounting firm (or successor thereof) selected by lot (after excluding any firm with which either Buyer or Sellers have a primary audit relationship). The findings of such firm, which will not exceed in amount the amount claimed by either party as to any matter in dispute, shall be conclusive and binding upon Buyer and Sellers for purposes of this Agreement. The fees and expenses of such firm will be borne 50% by Sellers and 50% by Buyer.

     The provisions in this Section 2.04(d) relating to resolutions of disputes by an accounting firm are not intended to and shall not be interpreted to require that the parties refer to such a firm (i) any dispute arising out of a breach by one of the parties of its obligations under the Agreement; (ii) any dispute the resolution of which requires the construction or interpretation of this Agreement or (iii) any other dispute other than (in the case of this clause
(iii)) a dispute  related to the  mathematical  calculation  of the Closing Date

Value or the Final Purchase Price or the accounting treatment of any asset or liability, or item of income or expense, that affects the calculation of the Closing Date Value.

     (e) Buyer and Sellers agree that, in addition to their respective obligations under Section 5.02(d), prior to the Settlement Date, each of them and their attorneys, accountants, officers and other authorized representatives (collectively, "Representatives") shall have any and all reasonable access that they each reasonably believe is necessary to the books and records of the Business, the Purchased Assets and the Assumed Liabilities to the extent they relate to the calculations required or any dispute under this Section 2.04 (and shall permit such Representatives to examine and copy such books and records to the extent requested by such party provided that all such copies are treated confidentially by such party and are only used for such purposes described in this Section 2.04), and shall cause their respective officers and employees to furnish all information requested by, and otherwise cooperate with each other with respect to access to any books, records, information or other documents related to the calculations required by, or any dispute under this Section 2.04.

     2.05  Settlement Date Payments.

     On a date (the "Settlement Date") within 5 days after the acceptance by Buyer of the Closing Date Value Calculation Schedule (whether expressly or by operation of Section 2.04(c)) or the resolution of any dispute pursuant to
Section 2.04(d), or such later date as the parties may agree, the following actions shall be taken:

     (a) If the Purchase Price Adjustment is a positive number, Sellers will pay Buyer an amount equal to the Purchase Price Adjustment. If the Purchase Price Adjustment is a negative number, Buyer will pay Sellers an amount equal to the absolute value of the Purchase Price Adjustment.

     (b) Each party shall take such other actions, and shall execute and deliver such other instruments or documents, as shall be required in connection with the determination and payment of the Final Purchase Price.

     2.06  Allocation of Purchase Price.

     Sellers and Buyer hereby agree to allocate the Final Purchase Price and the Assumed Liabilities among the Purchased Assets in accordance with Section 1060 of the Code and file or cause to be filed in a timely fashion any information that may be required pursuant to regulations promulgated under the Code.

     2.07  No Offset.

     Neither Sellers or any of their Affiliates, on the one hand, nor Buyer or any of its Affiliates, on the other hand, shall have any set off or any other similar rights with respect to (a) any of the funds received by such party pursuant to this Agreement or (b) any other amounts claimed to be owed to the other party or its Affiliates arising out of this Agreement or any other agreement.

     2.08  Interim Settlement.

     Within ten (10) calendar days following the Closing Date, Sellers will deliver to Buyer a good-faith estimate of the Closing Date Value, such estimate to be calculated in the manner set forth in Schedule 2.02. On the basis of such good-faith estimate of the Closing Date Value, and without being subject to any challenge or dispute on the part of Buyer, and without any loss of Buyer's rights under Section 2.04(d), the parties will determine whether Sellers or Buyer is required to make a payment to the other. The party so required hereunder to make a payment to the other shall pay, within five (5) Business Days following the date on which such payment amount is determined (the "Interim Settlement Date"), one hundred percent (100%) of such amount to be paid, plus interest on the amount so paid at the Interest Rate from and including the Closing Date to but excluding the date of payment (the "Interim Settlement Amount"). The amounts, if any, required to be paid by either party under Section 2.05, including the interest payments thereunder, shall be adjusted accordingly to take into account the interim settlement payment made under this Section 2.08.

     2.09  Co-Issue.

     Notwithstanding  anything  in this  Agreement  to the  contrary,  including
Article II, if by the tenth day prior to the Closing, the Seller and Buyer do not reach an agreement (which they are not obligated to do) with respect to the purchase and assumption by Buyer of the co-issue arrangements with Bank One, Pulte and First Union (Wachovia), then each such co-issue arrangement as to which such an agreement has not been reached shall not be part of the Purchase in any way and the Seller shall retain all interests in, and liabilities related to, any such co-issue arrangement, and Buyer shall administer each relevant loan relating thereto for a $60 per loan set up fee and each relevant loan relating thereto shall be subserviced by Buyer in accordance with the Retained Portfolio Subservicing Agreement.

                                  ARTICLE III

                      Closing, Transfers and Related Items

     3.01  Closing and Closing Date.

     Unless this Agreement shall have been terminated and the transactions herein abandoned pursuant to Section 8.01, subject to the provisions of Article VII, the closing (the "Closing") of the purchase and sale of Purchased Assets, the assumption of the Assumed Liabilities and the payment of the amounts required to be paid pursuant to Section 2.02 shall take place in Jacksonville, Florida on (1) the first business day of the month following the month in which the last of the conditions set forth in Article VII has been satisfied or waived in accordance with the terms of this Agreement (other than those conditions to be satisfied or waived on the Closing Date, unless the last of such conditions is satisfied or waived less than ten business days prior to the end of a month, in which event the Closing Date shall occur on the first business day of the second succeeding month), or (2) such other date to which the parties may agree in writing. The date on which the Closing occurs is herein called the "Closing Date". The parties hereby agree that the effective time (the "Effective Time") of Closing for all purposes shall be at the opening of business in New York City on the Closing Date or such other time as shall be agreed to by the parties.

     3.02  Assignment and Assumption Documents.

     (a) On the Closing Date, (i) the Selling Companies and Buyer shall deliver and Parent shall cause the Selling Companies to deliver a bill of sale and instrument of assumption of liabilities substantially in the form attached hereto as Exhibit F, (ii) the Selling Companies shall deliver and Parent shall cause the Selling Companies to deliver to Buyer such other instruments of sale, assignment, transfer and conveyance (including, if necessary, duly executed powers of attorney to transfer all of the shares of stock of the Acquired Subsidiary), and do such other acts as are reasonably necessary to effectuate the sale, transfer, assignment and delivery to Buyer of the right, title and interest of the Selling Companies in and to the Purchased Assets to be sold, transferred, assigned and delivered to Buyer on such date pursuant to Section 2.01(a) free and clear of any Liens other than Permitted Liens except that clause (a) of such definition shall not apply immediately prior to the Effective Time and (iii) Buyer shall deliver to the Selling Companies such other instruments of assumption, and do or cause to be done by third parties such other acts as are reasonably necessary to effectuate the assumption by Buyer of the Assumed Liabilities to be assumed by Buyer on such date pursuant to Section 2.01(b).

     (b) Without limiting the foregoing, on or before the Closing Date, Sellers shall, at their expense, promptly take each such action as may be necessary to transfer all of the Selling Companies' right, title and interest in and to the Acquired Warehouse Loans, including (i) endorsing or causing to be endorsed the related Mortgage Notes to Buyer without recourse, (ii) preparing or causing to be prepared Assignments of Mortgage Instruments, assigning the related Mortgages from the Selling Companies to Buyer and preparing or causing to be prepared all prior intervening Assignments of Mortgage Instruments as reasonably required by Buyer and (iii) assigning nominal title to the other related Mortgage Loan
Documents to Buyer. To the extent required by applicable Regulations with respect to Mortgage Loans, Sellers will, at their expense, record or cause the recordation of the Assignments of Mortgage Instruments from the Selling Companies to Buyer. In addition, Sellers will, at their expense, prepare and record, or cause the preparation and recordation of, Assignments of Mortgage Instruments from Buyer to the applicable Investor to the extent required by applicable Regulations. Sellers shall provide to Buyer such recorded Assignments of Mortgage Instruments as soon as practicable.

     3.03 Further Assistance and Assurances.

     Sellers shall, at any time and from time to time, promptly, upon the reasonable request of Buyer, execute, acknowledge, deliver or perform, all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required for the better vesting and conferring to Buyer of title in and to the Purchased Assets and to effect the transactions contemplated by this Agreement. Buyer shall, at any time and from time to time, promptly, upon the reasonable request of Sellers, execute, acknowledge, deliver or perform, all such further acts, deeds, assumption agreements, transfers and assurances as may be required for the full assumption and transfer to Buyer of the Assumed Liabilities and to effect the transactions contemplated by this Agreement. Each party agrees that if it receives any payment or amount after the Closing Date to which another party is entitled, the recipient shall promptly transfer such payment or amount to the party so entitled. At the Effective Time, the Sellers shall, and Parent shall cause the Selling Companies to, transfer and deliver possession and control of the ALSS Platform to Buyer, including all copies of source code and documentation and physical and electronic access to all systems.

     3.04 Other Consents.

     Sellers shall take all commercially reasonable action, at no cost to Buyer, to obtain such other Third Party Consents as are necessary to permit the sale, transfer, assignment and conveyance to Buyer of the Purchased Assets. Nothing in this Agreement shall be construed as an attempt or agreement to assign any Purchased Asset or Assumed Liability which is not capable of being validly assigned, conveyed or transferred without the consent of a third party, unless such consent shall have been obtained and remain in full force and effect at the Closing. If such consent in respect of a Purchased Asset or an Assumed Liability is not obtained prior to the Closing or does not remain in full force and effect at the Closing, Buyer and Sellers will use reasonable efforts, at no cost to Buyer, to enter into a mutually agreeable, reasonable and lawful arrangement, including, subcontracting, sublicensing or subleasing, under which Buyer would obtain the benefit and assume the obligations in respect thereto from and after the Closing Date in accordance with this Agreement, and under which the Selling Companies would enforce for the benefit of Buyer any and all rights of Buyer against a third party thereto, with Buyer assuming the obligations to the same extent as if they would have constituted an Assumed Liability.

                                   ARTICLE IV

                         Representations and Warranties

     4.01 Disclosure Schedules.

     On or prior to the execution and delivery hereof, Sellers have delivered to Buyer a schedule and Buyer has delivered to Sellers a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 4.02 or Section 4.03 or to one or more of the covenants contained in Article V; provided, however, that the inclusion of an item in a Disclosure Schedule as an exception to a representation, warranty or covenant will not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item has had or is reasonably likely to result in a Material Adverse Effect with respect to the disclosing party.

     4.02 Representations and Warranties of Sellers.

     Subject to Section 4.01 and except as Previously Disclosed, Sellers, jointly and severally, represent and warrant to Buyer as follows:

     (a) Organization, Standing and Authority.

         (1) Parent has been duly organized and is an existing banking corporation in good standing under the laws of Australia.

         (2) HSL and HSI have been duly incorporated and are existing corporations in good standing under the laws of the States of Florida and Delaware, respectively. Each of the Selling Subsidiaries has been duly incorporated or organized and is an existing corporation in good standing under the laws of its respective jurisdiction of organization.

         (3) Each of the Selling Companies has the requisite power and authority to own its current assets and carry on its business as currently conducted, and is duly qualified to do business in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification except in those jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

         (4) Parent owns beneficially all of the capital stock of HSI, free and clear of all Liens. HSI owns of record and beneficially all of the capital stock of HSL, free and clear of all Liens. HSI or another Selling Subsidiary owns of record and beneficially all of the capital stock of each Selling Subsidiary, free and clear of all Liens. There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity interests of HSI, HSL or any Selling Subsidiary. There are no restrictions upon the voting of the capital stock of HSI, HSL or any Selling Subsidiary. Other than HSL, the Selling Subsidiaries, the Acquired Subsidiary, Homeside Global MBS Manager, Inc., Homeside Mortgage Securities, Inc. and Mortgage Electronic Registration Systems there are no Persons in which HSI, HSL or any Selling

     Subsidiary owns, of record or beneficially, any direct or indirect equity interest or other interest or right.

         (5) HSL owns of record and beneficially all of the Shares of Capital Stock of the Acquired Subsidiary and all such Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

     (b) Corporate Authority. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of each Seller and this Agreement has been duly authorized, executed and delivered by each Seller. This Agreement is a valid and legally binding obligation of each Seller, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Each Seller has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (c) Regulatory Approvals; No Conflicts.

         (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or any third party are required to be obtained or made by Sellers or any of the Selling Subsidiaries in connection with the execution, delivery or performance by Sellers of this Agreement or to consummate the transaction contemplated hereby, except for consents, approvals, filings, applications, notices or registrations, and the termination of any applicable waiting periods, (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), (B) to relevant state mortgage banking licensing or supervisory authorities, (C) to the VA, FHA, FNMA, FHLMC, GNMA and HUD, (D) under any applicable foreign laws or regulations or to any foreign Governmental Authority, (E) to the Board of Governors of the Federal Reserve System or any other federal or state bank regulatory agency, (F) as Previously Disclosed on Disclosure
     Schedule 4.02(c)(1) and (G) Third Party Consents where the failure to obtain such consents or approvals would not individually or in the aggregate have a Material Adverse Effect on the Business or on Sellers. As of the date hereof, Sellers have no Knowledge of any reason why the approvals or consents set forth as conditions to closing in Sections 7.01(a) will not be received in a timely manner.

         (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, required filings under federal and state securities laws and the third party consents or approvals referred to in the preceding paragraph, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, License, or contract, agreement, mortgage, indenture or instrument of any of Sellers or any Selling Subsidiary, or to which any of them or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Selling Companies Articles or the Selling Companies By-Laws or the corresponding governing documents of any of Sellers, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, License, contract, agreement, indenture or instrument.

     (d) Title to and Sufficiency of Purchased Assets.

         (1) Subject to the receipt of any Third Party Consents in connection therewith, the sale and delivery to Buyer of the Purchased Assets pursuant to the provisions of this Agreement will transfer to Buyer good and marketable title to the respective assets (or, as to any leased property, a valid leasehold interest), free and clear of any Liens (other than (A) Liens that were Previously Disclosed; (B) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty; and (C) Liens created by Buyer (collectively, "Permitted Liens"). Other than persons having an interest in Permitted Liens that have been Previously Disclosed, no person other than Sellers and the Selling Subsidiaries has any interest in (i) any of the Purchased Assets transferred to Buyer hereunder (provided that this representation and warranty does not apply to Acquired Intellectual Property, Acquired Intellectual Property Licenses and leases of real or personal property) or (ii) Sellers' leasehold interest in any leases of real or personal property included in the Purchased Assets transferred to Buyer hereunder.

         (2) Subject to the receipt of any required Third Party Consents, the Purchased Assets together with Buyer's rights under the Acquired Intellectual Property Licenses, and Ancillary Agreements are sufficient to operate the Business as it is conducted as of the date hereof and to permit Buyer to perform in the ordinary course of business its obligations under the Ancillary Agreements consistent with the standards set forth therein.

     (e) Litigation. Sellers have Previously Disclosed a true and complete list, as of the date hereof, of all litigation, claims, actions, arbitrations or investigations or other proceedings before any Governmental Authority pending (or, to Sellers' Knowledge, threatened in writing) against the Selling Companies with respect to the Business or relating to or involving any of the Purchased Assets or Assumed Liabilities of the Selling Companies (except for prosecutions of applications for registrations of intellectual property or similar rights). To Sellers' Knowledge there does not exist any fact or circumstance that would be reasonably expected to give rise to any such litigation, claims, actions, arbitrations or investigations or other proceedings. Except for matters that would not reasonably be expected to have a Material Adverse Effect on the Business or Sellers, no other litigation, claim, action, arbitration, investigation or other proceeding before any Governmental Authority (except for prosecutions of applications for registrations of intellectual property or similar rights) is pending against the Selling Companies with respect to the Business, or relating to or involving any of the Purchased Assets or Assumed Liabilities of the Selling Companies and, to Sellers' Knowledge, no other such litigation, claim, action, arbitration, investigation or other proceeding has been threatened in writing nor, to Sellers' Knowledge, does there exist any fact or circumstance that would be reasonably expected to give rise to any such litigation, claims, actions, arbitrations or investigations or other proceedings. In addition, except as Previously Disclosed, no other litigation, claim, action, arbitration, investigation or other proceeding before any
Governmental Authority (except for prosecutions of applications for registrations of intellectual property or similar rights) is pending against the Acquired Subsidiary, or relating to or involving any of its assets or liabilities and, to Sellers' Knowledge, no other such litigation, claim, action, arbitration, investigation or other proceeding has been threatened in writing nor, to Sellers' Knowledge, does there exist any fact or circumstance that would be reasonably expected to give rise to any such litigation, claims, actions, arbitrations or investigations or other proceedings.

     (f) Regulatory Matters. None of Sellers or the Selling Companies is a party to or is subject to any outstanding order, decree, agreement, memorandum of understanding or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of banks and their holding companies, or mortgage banking (including, without limitation, the Federal Reserve Board, the VA, FHA, FNMA, FHLMC, GNMA and HUD) or the supervision or regulation of the Selling Companies (each, a "Regulatory Authority") except any such regulatory action that would not have in the aggregate a Material Adverse Effect on the Business or on Sellers.

     (g) Compliance with Laws.

         (1) The Business is being conducted in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto ("Applicable Law") except where any failure to comply with Applicable Law would not have in the aggregate a Material Adverse Effect on the Business or on Sellers; and

         (2) The Selling Companies hold all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to own or lease the Purchased Assets and to conduct the Business in all material respects as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Sellers' Knowledge, no suspension or cancellation of any of them has been threatened in writing.

     (h) Specified Contracts; Defaults.

         (1) Sellers have Previously Disclosed (in the case of contracts described in (i)-(iv) below) and have made available or Previously Disclosed (in the case of contracts described in (v)-(x) below) the following written contracts related to the Business in existence as of the date hereof to which one or more of the Selling Companies is a party (the "Specified Contracts"):

         (i) any agreement, if (x) the performance remaining thereunder involves aggregate consideration to or by a Selling Company in excess of $100,000 per annum and (y) such agreement is not cancelable, without material penalty, by the Selling Companies on 180 days' or less notice;

         (ii) any agreement which restricts or contains limitations on the ability of any Selling Company to compete in any line of business, to the extent that any such provisions would be binding upon, or enforceable against, Buyer in its operation of the Business or the use of the Purchased Assets after Closing;

         (iii) any agreement with any of Sellers or their Affiliates (other than the Selling Companies), on the one hand, and any of Sellers and any of their Affiliates, on the other hand, relating to services provided with respect to the Business or the Purchased Assets other than in the ordinary course of their business;

         (iv) any individual employment contracts binding on the Selling Companies for aggregate payments to any Prospective Employee in any calendar year in excess of $150,000;

         (v) any mortgage, pledge, indenture or security agreement or similar arrangement constituting a Lien upon the Purchased Assets;

         (vi) any agreement for the sale or purchase of personal property having a value individually, with respect to all sales or purchases thereunder, in excess of $25,000;

         (vii) any agreement for the sale or purchase of fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $100,000;

         (viii) any agreement involving Acquired Intellectual Property or relating to the provision of data processing, network communication or other technical services to or by the Selling Companies;

         (ix)   all material Acquired Intellectual Property Licenses; and

         (x)    other agreements.

         (2) (i) Each Specified Contract is in full force and effect with respect to the Selling Companies, as applicable, (ii) the Selling Companies are not in default under any Specified Contract in any material respect and (iii) there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default except where any failure to comply would not have in the aggregate a Material Adverse Effect on the Business or on Sellers.

     (i) No Brokers. No action has been taken by any Seller that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, other than a fee to be paid to Cohane Rafferty Securities, Inc. and Merrill Lynch & Co. by Sellers.

     (j) Liens for Taxes. There are no Liens for Taxes upon any of the Purchased Assets nor, to Sellers' Knowledge, is any taxing authority in the process of imposing any Lien for Taxes upon any of the Purchased Assets, except for Liens for Taxes not yet due and payable.

     (k) Real Property.

           (1) Sellers have Previously Disclosed all real property and leasehold estates owned by the Selling Companies and used in the Business as of the date hereof. The Selling Companies have a valid, subsisting and enforceable leasehold interest in all leasehold estates, and valid rights as lessees or owners to all property of any kind or nature used by the Selling Companies in the Business, in each case free and clear of all Liens, other than (A) Permitted Liens, (B) subleases and similar agreements Previously Disclosed,
     (C) easements, covenants, rights-of-way and other similar restrictions of record which do not materially interfere with the Selling Company's use of such property in the Business, (D) any conditions that may be shown by a current, accurate survey or physical inspection of any real property made prior to the Closing Date and (E) (i) zoning, building and other similar restrictions, (ii) Liens that have been placed by any developer, landlord or other third party on property over which the Selling Companies have easement rights or on any leased property and subordination or similar agreements relating thereto and (iii) unrecorded easements, covenants, rights-of-way and other similar restrictions. Each Selling Company as lessee has the right under valid leases to occupy, use, possess and control all property leased by such Selling Company as now occupied, used, possessed and controlled by such Selling Company.

           (2) Each lease or agreement under which a Selling Company is a lessee or lessor of any property, real or personal, is a valid and binding agreement of such Selling Company, and no event has occurred and is continuing which, with or without notice or lapse of time, would constitute a material default or event of default by such Selling Company under any such lease or agreement or, to Sellers' Knowledge, by any other party thereto.

     (l) Insurance. Sellers have Previously Disclosed all policies of insurance relating to the Purchased Assets and the Business (other than title insurance policies or insurance policies relating exclusively to mortgages or other loans originated or serviced by the Selling Companies) that name any Selling Company as an insured party thereunder. Except as Previously Disclosed, all such policies are with reputable insurers against such risks and in such amounts as the management of the Selling Companies reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, the Selling Companies are not in material default thereunder, and all claims thereunder have been filed in due and timely fashion.

     (m) ALSS Platform.

         (1) Disclosure. All material Software systems and modules, and telecommunications and computer equipment comprising the ALSS Platform, and all Acquired Intellectual Property Licenses and service contracts related thereto, have been Previously Disclosed in Section 4.02(m)(1) of the Disclosure Schedule (except for generally available "shrinkwrap", over-the counter, "clickwrap" and other similar licenses that are not enterprise licenses).

         (2) Rights to Use. The Selling Companies have sufficient Intellectual Property rights to use all Third Party Software that is being used by the Selling Companies related to the ALSS Platform as currently used by them in connection with the Business by means of Acquired Intellectual Property Licenses.

         (3) Title. The Selling Companies have exclusive ownership and use of the ALSS Platform in its entirety (i.e. , taken as a whole as currently used by them in connection with the Business) which ownership and use are free of all liens, encumbrances and claims including claims for infringement except as Previously Disclosed concerning those ALSS Platform components licensed to the Selling Companies by third Persons pursuant to Acquired Intellectual Property Licenses.

         (4) Noninfringement. The ALSS Platform as currently used by the Selling Companies does not violate or infringe the Intellectual Property or proprietary rights of any other Person except as Previously Disclosed. In the three (3) years preceding this Agreement, there has not been any suit, action or other proceeding, and to Sellers' Knowledge, no suit, action or other proceeding is pending or threatened, against them concerning any claim that the ALSS Platform infringes or violates the Intellectual Property rights of any other Person, or that any of the Selling Companies has breached any Acquired Intellectual Property License. No claim has been asserted in writing against any of the Selling Companies that the ALSS
     Platform infringes or violates the Intellectual Property rights of any other Person, or that any of the Selling Companies has breached any Acquired Intellectual Property License. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a material breach by any of the Selling Companies, or to Sellers' Knowledge, another Person, under any Acquired Intellectual Property License. No party to any Acquired Intellectual Property License has given any of the Selling Companies notice of its intention to cancel, terminate or fail to renew any such Acquired Intellectual Property License. To Sellers' Knowledge, no Person is infringing or violating any of the Acquired Intellectual Property in the ALSS Platform.

         (5) Trademarks. The ALSS Platform does not consist of or include any Marks.

         (6) Patents. Sellers do not own any right, title or interest in any Patents covering any component of the ALSS Platform.

         (7) Copyrights. Section 4.02(m)(7) of Sellers' Disclosure Schedule contains a complete and accurate list and summary description of all registered Copyrights owned by the Selling Companies that are part of the ALSS Platform, which registrations are currently in compliance with all formal legal requirements, and to Sellers' Knowledge, are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety days after the date of Closing.

         (8) Trade Secrets. The following representations are solely made for Trade Secrets that are part of the ALSS Platform.

         (i) The documentation relating to the ALSS Platform is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use.

         (ii) Sellers have taken commercially reasonable precautions necessary to protect the secrecy, confidentiality and value of the Software in the ALSS Platform as a trade secret.

         (iii) To Sellers' Knowledge, the Trade Secrets are not part of the public knowledge or literature and have not been disclosed to any Person (other than Parent, the Selling Companies and their employees, counsel and other agents, and other Persons who are bound by written confidentiality obligations to Sellers or have otherwise been advised of their confidentiality obligations to Sellers).

         (iv) Since 1993, all employees hired and consultants engaged by Sellers, and, to Sellers' Knowledge, all employees hired and consultants engaged by the predecessors of the Selling Companies, who had access to the Software in the ALSS Platform have signed a confidentiality agreement in the Selling Companies' standard form (for employees hired by and consultants engaged by the Selling Companies), as certified by the Selling Companies and delivered to Buyer, and except as disclosed in
                Section 4.02(m)(8)(iv) of the Disclosure Schedule, the Selling Companies are not aware of any breaches of any of such agreements. To Sellers' Knowledge, the employment by the Selling Companies of any of such employees and engagement of such consultants, and their duties for the Selling Companies, do not violate any non-disclosure or non-competition agreement between an employee and a third party.

         (9) Software. The following representations are solely made for Software that is part of the ALSS Platform.

         (i) Section 4.02(m)(9)(i) of Sellers' Disclosure Schedule lists all third party Software ("Third Party Programs") currently used by the Selling Companies as part of the ALSS Platform, and all copies of such Third Party Programs are licensed to the Selling Companies under valid written license agreements;

         (ii)   Copies  of  all  the  license,   distribution   and  maintenance
                agreements for the Third Party Programs have been provided by Sellers to Buyer, except in respect of Third Party Programs that are covered by shrinkwrapped, clickwrapped or similar agreements for Third Party Programs software that have been purchased off-the-shelf by the Selling Companies in order to be used by the Selling Companies, and such license and distribution agreements give the Selling Companies the right to grant unlimited run-time licenses of the respective Third Party Program;

         (iii) Recipients of services utilizing the ALSS Platform do not have access to or the right or ability to possess any object or source code of the ALSS Platform, and no Person has been provided with a copy of the object code of the ALSS Platform Software (except as Section 4.02(m)(8)(iv) contemplates);

         (iv) Except as disclosed in Section 4.02(m)(9)(iv) of Sellers' Disclosure Schedule, all copies in all media of the source code are currently stored only in Sellers' premises in San Antonio, Texas and all files containing source code have been identified to Buyer. To Sellers' Knowledge, the transaction contemplated by this Agreement will not itself entitle any Person except for the rights of Parent under the Intellectual Property Rights Agreement to obtain a copy of the source code for the Software;

         (v) Except as listed in Section 4.02(m)(9)(v) of Sellers' Disclosure Schedule, there are no problems or defects in the ALSS Platform Software--including bugs, logic errors or failures of the ALSS Platform Software to operate as described in the related documentation or specifications, or as otherwise warranted to any third party, in each case that are specifically known by the Selling Companies, and, except for such disclosed problems or defects, the Software operates in accordance with its specifications;

         (vi) Section 4.02(m)(9)(vi) of Sellers' Disclosure Schedule accurately describes the current material development plans and schedule for the ALSS Platform Software and discloses and describes all material internal plans and external commitments, and commitments to Parent, to enhance or improve the ALSS Platform Software, and all related budgets and schedules, and except as disclosed in Section 4.02(m)(9)(vi) of Sellers'
                Disclosure Schedule, all projects there described are not materially over budget or behind schedule;

         (vii) There are not now nor have there ever been any distributors, sales agents, representatives or any other persons, including VARs, OEMs or resellers, who have rights from Sellers under oral or written agreements to market or license the ALSS Platform Intellectual Property, or the Software in the ALSS Platform; and

         (viii) Sellers have disclosed to Buyer all reports, analyses and investigations performed by Sellers or consultants retained by Sellers concerning the capacity of the ALSS Platform to be extended to service additional mortgage loans and Sellers have no reason to believe that the conclusions reflected in such reports, analyses and investigations are inaccurate in any material respect.

     (n) Employee Benefit Plans.

         (1) All Compensation and Benefit Plans, other than Compensation and Benefit Plans that are not material, have been Previously Disclosed in Section 4.02(n) of Sellers' Disclosure Schedule. True and complete copies of all such Compensation and Benefit Plans have been made available to Buyer.

         (2) Neither the execution of this Agreement nor the consummation of the Purchase will entitle any Prospective Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, other than as set forth in
                Section 4.02(n) of Sellers' Disclosure Schedule.

         (3) None of the Compensation and Benefit Plans are "multiemployer plans" within the meaning of section 3(37) of ERISA.

         (o) Labor Matters. None of the Selling Companies is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any Selling Company the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel any of the Selling Companies to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any of the Selling Companies pending or, to Sellers' Knowledge, threatened in writing, nor do the Sellers have any Knowledge of any activity involving employees of the Selling Companies seeking to certify a collective bargaining unit or engaging in other organizational activity. The Selling Companies are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and have not engaged in any unfair labor practices.

         (p) Environmental Matters.

             (1) To the Knowledge of Sellers, the Selling Companies are in compliance in all material respects with all applicable Environmental Laws.

             (2) To the Knowledge of Sellers, the Selling Companies possess all permits, licenses, registrations, identification numbers, authorizations and approvals required under applicable Environmental Laws for the operation of the Business as presently conducted.

             (3) The Selling Companies have not received any written claim, notice of violation or citation concerning any violation or alleged violation of any applicable Environmental Law or any alleged liability involving the presence of any hazardous substance pursuant to any Environmental Law during the past seven years. To Sellers' Knowledge, there have been no releases, spills and discharges of Hazardous Substances that could reasonably be expected to require either reporting or remediation, or to result in liability pursuant to any Environmental Law on or underneath any Purchased Asset which is real property owned or leased by any of the Selling Companies.

             (4) There are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the Knowledge of Sellers, threatened in writing, relating to compliance by the Selling Companies with any Environmental Law.

             (5) Notwithstanding  any other  representation and warranty in this
         Section 4.02,  the  representations  and  warranties  contained in this
         Section 4.02(p) constitute the sole representations and warranties of Sellers with respect to any Environmental Law.

         (q) Mortgage Banking Representation.

             (1) Advances and Accounts Receivable. Each Acquired Accounts Receivable is a valid and subsisting amount owing to the Selling Companies, is carried on the books of the Selling Companies at values determined in accordance with GAAP and is not subject to any set-off or claim that could be asserted against Buyer, and the Selling Companies have not received any notice from an Investor, Insurer or other appropriate party in which the Investor, Insurer or other party disputes or denies a claim by the Selling Companies for reimbursement in connection with an Acquired Accounts Receivable.

             (2) Compliance. Each Acquired Warehouse Loan that is allocated to a particular Investor in accordance with the standard secondary market practices of the Selling Companies is eligible for sale under an Investment Commitment or otherwise in the ordinary course of business. The origination, sale, and servicing of the Acquired Warehouse Loans comply in all material respects with Applicable Law and Regulations and Investor and Insurer requirements.

             (3) Mortgage Banking Qualification. HSL (together with each other Selling Company that services or originates Mortgage Loans) (a) to the extent required for the conduct of the Business, is approved (i) by HUD as an approved mortgagee and servicer for FHA Loans, (ii) by VA as an approved lender and servicer for VA Loans, (iii) by FNMA and FHLMC as an approved seller/servicer of first lien residential mortgages and (iv) by GNMA as an authorized issuer and approved servicer of GNMA-guaranteed mortgage-backed securities, (b) has all other material certifications, authorizations, licenses, permits and other approvals, including without limitation those required by State Agencies, that are necessary to conduct the Business (or, where legally permissible, any waiver of or exemption from any of the foregoing by such Agency or State Agency) and (c) is in good standing under all applicable federal, state and local laws and regulations thereunder as a lender and servicer. None of Sellers or any Selling Company has received any notice or information from any Governmental Authority that it intends to terminate or restrict HSL's status (or that of any other Selling Company that services or originates Mortgage Loans) as an approved participant in its programs for which HSL or such Selling Company is as of the date hereof registered, approved or authorized.

             (4) No Recourse. Except with respect to the Warehouse Loans listed in Schedule 4.02(q)(4), none of the Warehouse Loans provides for recourse to the Selling Companies.

     (r) Corporate Documents. The Selling Companies have made available to Buyer true and complete copies of their amended charters and amended by-laws.

     (s) Risk Management Instruments. All Acquired Hedging Assets were entered into in accordance with all applicable laws, rules, regulations and regulatory policies; and each of them constitutes the valid and legally binding obligation of the Selling Companies, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and each is in full force and effect. Neither of the Selling Companies, nor to Sellers' Knowledge any other party thereto, is in breach of any of its obligations under any of the Acquired Hedging Assets.

     (t) Warehouse Loans.

         (1) Ownership. The Selling Companies are the only owners of, and have valid title to, each Acquired Warehouse Loan, free and clear of all Liens, except Permitted Liens.

         (2) Collateral. Each Acquired Warehouse Loan is a first residential mortgage loan, subject only to (i) the Lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, (iii) such exceptions appearing of record which are acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal to be obtained in connection with the origination of the related Acquired Warehouse Loan and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

         (3) Payments/Defaults. There is no default, breach, violation or event permitting acceleration existing under any Acquired Warehouse Loan. Selling Companies have not waived any such default, breach, violation or event permitting acceleration of any Acquired Warehouse Loan.

         (4) No Waiver. No provision of any Acquired Warehouse Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the file relating to such Acquired Warehouse Loan.

         (5) No Defenses. To Sellers' Knowledge, no Acquired Warehouse Loan is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury and, to Sellers' Knowledge, the exercise of any right under any Acquired Warehouse Loan will not render such Acquired Warehouse Loan unenforceable in whole or in part or subject to any right of rescission (other than the statutory right of rescission), setoff, counterclaim or defense, including the defense of usury.

         (6) Warehouse Loans in Force. No Acquired Warehouse Loan has been satisfied or subordinated in whole or in part or rescinded (other than pursuant to a statutory right of rescission) and no collateral securing an Acquired Warehouse Loan has been released from the Lien of the related mortgage in whole or in part.

          (u) Origination of Second Mortgage Loans. None of the Selling Companies originates any second mortgage loans except concurrently or in conjunction with first priority mortgage loans.

          (v) Financial Reports; No Material Adverse Effect.

              (1) Sellers have Previously Disclosed the audited consolidated financial statements for HSL for the fiscal year ended September 30, 2001 (the "HSL Financial Statements"). Each of the balance sheets contained in the HSL Financial Statements (including the related notes and schedules thereto) fairly presents in all material respects the consolidated financial position of HSL as of its date, and each of the statements of income and changes in shareholder's equity and cash flows or equivalent statements contained in the HSL Financial Statements (including any related notes and schedules thereto) fairly presents in all material respects the consolidated results of operations, consolidated changes in shareholder's equity and consolidated changes in cash flows, as the case may be, of HSL for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

              (2) Since September 30, 2001, (A) the Selling Companies have conducted their respective businesses in the ordinary course of their business (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby), (B) the Selling Companies have not incurred any material liability other than in the ordinary course of their business and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, is reasonably likely to have a Material Adverse Effect on the Business or on the Sellers.

              (3) The Sellers are not aware of any fact or circumstance relevant to them or any of the Selling Subsidiaries that would have a material adverse effect on Buyer's ability to timely perform in all material respects its material obligations under the Retained Portfolio Subservicing Agreement and the Services Agreement other than the failure to receive any relevant Third Party Consents in connection with the transactions contemplated hereby.

     (w) Non-ALSS Platform Intellectual Property. The following representations are made solely with respect to the Software, Acquired Intellectual Property and Acquired Intellectual Property Licenses that are not part of the ALSS Platform (the "Non-ALSS IP Assets").

           (1) All Software and Acquired Intellectual Property that is material and/or that is the subject of a subsisting registration or issued
     Patent or pending application for registration or issued Patent has been Previously Disclosed. All Acquired Intellectual Property Licenses have been

     Previously   Disclosed  (except  for  generally   available   "shrinkwrap",
     over-the-counter, "clickwrap" and other similar licenses that are not enterprise licenses).

           (2) The Selling Companies have sufficient rights to use all Software, Acquired Intellectual Property and Intellectual Property and Software licensed under the Acquired Intellectual Property Licenses ("Licensed Intellectual Property") as currently used by them in connection with the Business.

           (3) The Software and the Acquired Intellectual Property in the Non-ALSS IP Assets, and the Selling Companies' use of the Software, Acquired Intellectual Property and Licensed Intellectual Property as currently used by them in connection with the Business, does not violate or infringe the Intellectual Property or proprietary rights of any other Person except as Previously Disclosed. Except as Previously Disclosed in
     Section 4.02(w) of Sellers' Disclosure Schedule, in the three (3) years preceding this Agreement, there has not been any suit, action or other proceeding, and to Sellers' Knowledge, no suit, action or other proceeding is pending against them concerning any claim that any of the Selling Companies' use of the Software, Acquired Intellectual Property or Licensed Intellectual Property as currently used by them in connection with the Business infringes or violates the Intellectual Property rights of any other Person, or that any of the Selling Companies has breached any Acquired Intellectual Property License. No claim has been asserted in writing against any of the Selling Companies that its use of the Software, Acquired Intellectual Property or Licensed Intellectual Property as
     currently used by them in connection with the Business infringes or violates the Intellectual Property rights of any other Person, or that any of the Selling Companies has breached any Acquired Intellectual Property License.

           (4) There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a material breach by any of the Selling Companies, or to Sellers' Knowledge another Person, under any Acquired Intellectual Property License. No party to any Acquired Intellectual Property License has given any of the Selling Companies notice of its intention to cancel, terminate or fail to renew any such Acquired Intellectual Property License.

           (5) To Sellers' Knowledge, no Person is infringing or violating any of the Selling Companies' intellectual property rights in the Software or Acquired Intellectual Property in the Non-ALSS IP Assets.

           (6) Trademarks.

           (i) Section 4.03(w)(6)(i) of Sellers' Disclosure Schedule contains a complete and accurate list and summary description of all federally registered Marks, pending applications for Marks and material unregistered Marks.

           (ii) Except as set forth in Section 4.03(w)(6) of Sellers' Disclosure Schedule, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all legal requirements relating thereto (including the timely post-registrations filing of affidavits of use and incontestability and renewal applications), and to the Sellers' Knowledge are valid and enforceable and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Closing Date.

           (iii)All Internet domain names are subject to currently effective Internet domain name registrations.

           (iv) No Mark has been or is now involved in any opposition or cancellation or any other type of proceeding challenging the Selling Companies' rights therein, and, to the Sellers' Knowledge, no such action is threatened with the respect to any of the Marks which action or proceeding would have a Material Adverse Effect.

           (7) Sellers have taken all commercially reasonable precautions necessary to protect the secrecy, confidentiality and value of the Non-ALSS IP Assets as a trade secret.

           (8) All copies of Third Party Programs in the Non-ALSS IP Assets used in the Business are licensed to the Selling Companies under valid written license agreements.

           (9) E-business.

           (i) The Selling Companies' web sites are in substantial compliance with all applicable regulations.

           (ii) The  Selling   Companies   have  operated  their  web  sites  in
                substantial conformance with their privacy policies.

     (x) Top-Ten Investors. Section 4.02(x) of Seller's Disclosure Schedule sets forth the ten largest Investors in terms of volume of Servicing on the basis of unpaid principal balance and the percentage of the total volume of Servicing of such Investors.

     4.03 Representations and Warranties of Buyer.

     Subject  to  Section  4.01  and  except  as  Previously  Disclosed,   Buyer
represents and warrants to Sellers as follows:

     (a) Organization, Standing and Authority. Buyer has been duly organized and is existing in good standing as a federal savings association. Buyer has the requisite power and authority to own its current assets and carry on its business as currently conducted, and is duly qualified to do business in each jurisdiction where the ownership or operation of its property and assets or the conduct of its business requires such qualification.

     (b) Corporate Authority. Buyer has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer and do not require the approval of any shareholder or shareholders and this Agreement has been duly authorized, executed and delivered by Buyer. This Agreement is a valid and legally binding agreement of Buyer, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). Buyer has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (c) Regulatory Approvals; No Conflicts.

           (1) No consents or approvals of, or filings with, any Governmental Authority or any Third Party Consents are required to be obtained or made by Buyer or any of its Affiliates in connection with the execution, delivery or performance by Buyer of this Agreement or to consummate the Purchase, except for consents, approvals, filings, applications, notices or registrations, and the termination of any applicable waiting periods, (A) under the HSR Act, (B) the VA, FHA, FNMA, FHLMC, GNMA and HUD, (C) to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or any other federal or state bank regulatory agency and (D) as Previously Disclosed on Disclosure Schedule 4.03(c)(1). As of the date hereof, Buyer or its Affiliates have no Knowledge of any reason why the approvals or consents set forth as conditions to closing in Section 7.01(a) will not be received in a timely manner.

           (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and the expiration of the related waiting periods, and the Third Party Consents or approvals referred to in the preceding paragraph, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, ordinance, statute, governmental permit or license, or contract, agreement, indenture or instrument of either of Buyer or of any of its Affiliates or to which either of Buyer or any of its Affiliates or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, its charter or by-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, ordinance, statute, governmental permit or license, contract, agreement, indenture or instrument.

     (d) Financial Reports; No Material Adverse Effect. Buyer has delivered to Sellers Buyer's annual report on Form 10-K for the fiscal year ended 2000 and its quarterly report on Form 10-Q for the period ended September 30, 2001 (the financial statements contained therein, the "Buyer Financial Statements"). Each of the balance sheets contained in Buyer Financial Statements (including the related notes and schedules thereto) fairly presents in all material respects the consolidated financial position of Buyer as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements contained in Buyer Financial Statements (including any related notes and schedules thereto) fairly presents in all material respects the consolidated results of operations, consolidated changes in shareholders' equity and consolidated changes in cash flows, as the case may be, of Buyer for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved and, in the case of the unaudited interim statements, subject to normal year-end audit adjustments.

     (e) No Material Adverse Effect. Since September 30, 2001, through the date hereof no event has occurred or fact or circumstance arisen that, individually or taken together with all other events, facts, or circumstances, is reasonably likely to have a Material Adverse Effect with respect to Buyer.

     (f) Litigation; Regulatory Action. No litigation, claim, action, arbitration, investigation or other proceeding before any Governmental Authority is pending against Buyer or any of its Affiliates and, to the best of Buyer's
Knowledge, no such litigation, claim, action, arbitration, investigation or other proceeding has been threatened in writing except where such litigation, claim, action, arbitration, investigation, or other proceeding would not have a Material Adverse Effect on Buyer.

     (g) Regulatory Action. Neither of Buyer nor any of its Affiliates or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has either of Buyer or any of its Affiliates been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission except where any failure to comply would not have in the aggregate a Material Adverse Effect on Buyer.

     (h) Compliance with Laws. Buyer and its Affiliates are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except where any failure to comply would not have in the aggregate a Material Adverse Effect on Buyer.

     (i) No Brokers. No action has been taken by Buyer that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, other than a fee to be paid to Morgan Stanley Dean Witter by Buyer.

     (j) Banking Regulation. Buyer is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Buyer and each of its Affiliates that is a depository institution has a rating of "Satisfactory" or better under the Community Reinvestment Act as of the date hereof.

     (k) Financing. Buyer has, or will have on the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price hereunder and to pay any other amounts to be paid by it under this Agreement.

     4.04 No Other Representations or Warranties.

     Except for the representations  and warranties  expressly contained in this
Article IV, none of Sellers, the Selling Subsidiaries, Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of any Seller, Selling Subsidiary or Buyer.

                                   ARTICLE V

                                    Covenants

     5.01 Conduct of Business.

     From the date hereof until the Closing Date, except (i) as contemplated by this Agreement, (ii) as Previously Disclosed, (iii) as required by law, (iv) in the ordinary course of the Business, or (v) to the extent that Buyer provides prior written consent to do otherwise, which consent may not be unreasonably withheld:

     (a) Sellers shall use commercially reasonable efforts to (i) maintain the Selling Companies' corporate existence in good standing, (ii) maintain the general character of the Business and conduct the Business in a commercially reasonable manner, (iii) maintain proper business and accounting records relative to the Business, (iv) use commercially reasonable efforts to preserve relationships with customers, suppliers, Investors and Insurers of the Business,

(v) maintain the Purchased Assets in good condition and repair, ordinary wear and tear excepted, (vi) maintain procedures for protection of the Acquired Intellectual Property, and (vii) maintain presently existing insurance coverages with respect to the Purchased Assets and the Business;

         (b)   Sellers shall not permit any Selling Company to:

               (i) enter into any Specified Contract, relating to the Business (other than those contemplated by this Agreement or related to Excluded Assets or Excluded Liabilities) or terminate or amend or modify in any material respect any such existing Specified Contracts;

               (ii) enter into or amend or renew any individual employment agreements with any Prospective Employee;

               (iii) grant any salary or wage  increase or increase any employee benefit for any Prospective Employee (including incentive or bonus payments) other than regularly scheduled salary or wage increases of up to 4% in aggregate amount from those existing on the date hereof, except in either case (A) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (B) for agreements, arrangements, grants or awards to newly hired employees consistent with past practice, (C) as a result of any change or modification of any benefit plan of Parent not related solely to the Selling Companies, or (D) for incentive bonus awards payable in December 2001 for performance associated with the fiscal year 2001;

               (iv) sell, transfer, assign or otherwise dispose of or encumber any of the Purchased Assets in one transaction or a series of related transactions having a value in excess of $100,000;

               (v) cancel any debt or waive or compromise any claim or right relating to the Business in one transaction or a series of related transactions having a value in excess of $250,000;

               (vi) make any capital expenditure or commitment relating to the Business in excess of (A) $100,000 per project or related projects or (B) $1,000,000 in the aggregate other than expenditures necessary to maintain in good repair existing assets;

               (vii) except  with   respect  to   endorsements   of   negotiable
                     instruments in the ordinary course of their business consistent with past practice or, with respect to their mortgage banking business, the ordinary course of business in accordance with past practice, incur, assume or guarantee or otherwise become responsible for any indebtedness for borrowed money which will constitute an

                     Assumed Liability as of the Closing Date;

              (viii) issue,  sell or agree to  issue or sell (a) any  shares  of the capital stock of the Acquired Subsidiary or (b) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any Shares of the capital stock of the Acquired Subsidiary;

               (ix) enter into any joint venture, partnership or other similar arrangement, form any other new material arrangement for the conduct of its business or purchase any material assets or securities of any Person;

               (x) purchase new mortgage servicing rights or sell mortgage servicing rights except (a) pursuant to contractual commitments in place on the date hereof (including co-issue commitments/agreements), (b) other purchases not to exceed in the aggregate more than $2.5 billion in outstanding principal amount of loans over any calendar month or (c) sales of servicing provided that the Selling Companies comply with the procedures in Section 8.4 of the Retained Portfolio Subservicing Agreement as if such provision were operative and in effect;

               (xi) terminate, cancel or amend any material insurance coverage maintained by Sellers or Selling Subsidiaries with respect to the assets or activities of the Business which is not replaced by an adequate amount of insurance coverage at reasonable cost;

               (xii) merge or  consolidate  with or into  any  other  Person  or permit any other Person to merge or consolidate with or into it;

              (xiii) transfer,  mortgage,  encumber or otherwise  dispose of any of the Pipeline Loans or Warehouse Loans other than in the ordinary course of business;

               (xiv) except for  residential  mortgage loans or commitments  for residential mortgage loans that have been previously approved by Sellers prior to the date of this Agreement (a) make or acquire any residential mortgage loan or issue a commitment for any residential loan except for residential mortgage loans and commitments that are made or acquired in the ordinary course of business consistent with past practice and with an individual principal balance of $3,000,000 or less; or (b) take any action that would result in any discretionary releases of collateral or guarantees or otherwise restructure any loan or commitment for any loan with a principal balance in excess of $3,000,000;

               (xv) except as necessary in order to comply with Regulations or the requirements of this Agreement or in response to competitive or market conditions in order to preserve the value of its franchise, make any material changes in its policies and practices with respect to (a) underwriting, pricing, originating, acquiring, servicing, or buying or selling rights to service loans or (b) hedging the Warehouse Loans or Pipeline Loans;

               (xvi) make any changes to its  accounting  methods,  practices or policies, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by Seller's independent public accountant;

              (xvii) settle any action  filed or  otherwise  instituted  against it, the Purchased Assets or the Business if such settlement would contain any relief against the Purchased Assets or the Business other than monetary damages; or

             (xviii) agree to do any of the foregoing.

     (c) Notwithstanding the preceding provisions of this Section 5.01, during the period from the date hereof to the Closing Date, Sellers and the Selling Subsidiaries may sell or transfer, or enter into one or more agreements to sell or transfer, any asset of the Selling Companies, except for the Purchased Assets; provided, however, that any sale of mortgage servicing rights must comply with the procedures in Section 8.4 of the Retained Portfolio Subservicing Agreement as if such provision were operative and in effect. From the date hereof to the Closing Date, the officers of the Selling Companies shall confer on a regular basis with Buyer as to the Business, and report periodically on the general status of the ongoing operations thereof.

     5.02 Access; Confidentiality.

     (a) Sellers agree to permit Buyer and its Representatives to have, during the period from the date hereof to the Closing Date, reasonable access to the premises, books and records relating to the Business and to records and documentation of the ALSS Platform and other systems, during normal business hours. Sellers agree to make available to Buyer upon reasonable advance notice and during normal business hours, the employees of the Selling Companies involved in the conduct of the Business and the operation of the ALSS Platform and other systems, as Buyer may reasonably request, provided that such availability shall not unreasonably interfere with the normal operations of the Selling Companies. Sellers shall furnish Buyer with such financial and operational data and other information relating to the Business as Buyer shall from time to time reasonably request and shall reasonably cooperate with Buyer with respect to Buyer's need to plan for and coordinate the integration of the

Purchased Assets and to prepare to undertake its obligations under the Ancillary Agreements.

     (b) Buyer agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.02 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, and other exceptions set forth in the Confidentiality Agreement, Buyer will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this
Section 5.02 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(1) was already known to such party, (2) becomes available to such party from other sources not known by Buyer to be bound by a confidentiality obligation,
(3) is disclosed with the prior written approval of Sellers or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement will otherwise fail to be consummated, Buyer will promptly cause all copies of documents or extracts thereof containing information and data as to Sellers, any Selling Subsidiary or the Acquired Subsidiary to be returned to Sellers at Buyer's expense, or (at Sellers' option) confirm in writing to Sellers that they have completely destroyed all such copies, documents, extracts, information and data.

     (c) In addition to the confidentiality arrangements contained in this Agreement, all information provided or obtained in connection with the transactions contemplated by this Agreement (including pursuant to clause (a) above) will be held by Buyer in accordance with and subject to the terms of the Confidentiality Agreement, dated October 2, 2001, between Buyer and Parent (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement will govern.

     (d) Buyer agrees that following the Closing Date, Sellers and their Representatives shall have reasonable access, during normal business hours, to the documentation, manuals, files and other information or data of the Business to the extent they relate to the Purchased Assets or Assumed Liabilities during the period prior to the Closing Date (but subject to the provisions and limitations of the Intellectual Property Rights Agreement regarding access to the ALSS Platform) (and shall permit such Persons to examine and copy such documentation, manuals, files and other information or data to the extent reasonably requested by such party), and shall cause the officers and employees of the Business to furnish (to Sellers or any of their Affiliates, or any regulator of Sellers or any of their Affiliates) all information reasonably requested by, and otherwise cooperate with (including, without limitation, causing employees to assist Sellers or any of their Affiliates by requiring such employees to avail themselves for trial, depositions, interviews and other Action-related litigation endeavors) Sellers or any of their Affiliates with respect to the Business, Purchased Assets or Assumed Liabilities, in connection


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

with regulatory compliance, indemnification claim verification, pending or threatened litigation, financial reporting and tax matters (including financial and tax audits and tax contests) and other similar business purposes. During the period required under the longer of Buyer's record retention policy or Seller's record retention policy, Buyer shall not destroy or dispose of or permit the destruction or disposition of any such documentation, manuals, files and other information or data except as it relates to the ALSS Platform without first offering, in writing, at least sixty (60) days prior to such destruction or disposition to surrender them to Seller. Anything foregoing to the contrary not withstanding, Buyer shall not be required to disclose or deliver trade secrets or other confidential information regarding the ALSS Platform Software or Acquired Intellectual Property unless required by the Intellectual Property Rights Agreement or the Services Agreement or required by law or legal proceedings and under the type of protection provisions in the Intellectual Property Rights Agreement.

     (e) Sellers agree that following the Closing Date, Buyer and its Representatives shall have reasonable access, during normal business hours, to the books, records, documentation, manuals, files and other information or data of the Selling Companies to the extent they relate to the Business or Purchased Assets or Assumed Liabilities during the period prior to the Closing Date (and shall permit such Persons to examine and copy such books, records, documentation, manuals, files and other information or data of the Selling Companies to the extent reasonably requested by such party), and shall cause the officers and employees of the Selling Companies to furnish (to Buyer or any of its Affiliates, or any regulator of Buyer or any of its Affiliates) all information reasonably requested by, and otherwise cooperate with (including, without limitation, causing employees to assist Buyer or any of its Affiliates by requiring such employees to avail themselves for trial, depositions, interviews and other Action-related litigation endeavors) Buyer with respect to the Business, Purchased Assets or Assumed Liabilities, in connection with regulatory compliance, indemnification claim verification, pending or threatened litigation, financial reporting and tax matters (including financial and tax audits and tax contests) and other similar business purposes. During the period required under the longer of Buyer's record retention policy or Seller's record retention policy, Sellers shall not destroy or dispose of or permit the destruction or disposition of any such books, records, documentation, manuals, files and other information or data without first offering, in writing, at least sixty (60) days prior to such destruction or disposition to surrender them to Buyer.

     5.03 Taking of Necessary Action.

     (a) Both Sellers and Buyer will cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Sellers and Buyer will have the right to review in advance, and to the extent practicable each will consult with the other with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement, in each case subject to applicable laws relating to the exchange of information. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each of Buyer and Sellers commits to submit all required applications or notices to the appropriate Governmental Authorities within 15 Business Days of the date of this Agreement. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby. To the extent necessary, Buyer and Sellers shall cause their respective Affiliates to take any action necessary in connection with the foregoing.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) Each party shall designate a person to act as that party's representative for purposes of coordinating with the other party in connection with activities and conduct necessary or appropriate to effect the closing of the transaction contemplated by this Agreement, the transition the Business from the Selling Companies to Buyer, to prepare for the performance of the Ancillary Agreements and to communicate concerning Buyer's rights under the Solicitation Rights Agreement. The Sellers initially designate Simon Moore as the representative of each of them. Buyer initially designates Melba Bartels as its representative. The representatives shall meet or otherwise communicate with each other on a regular basis.

     5.04 Disclosure.

     Except as contemplated by the terms of this Agreement or as may otherwise be required by law, neither Sellers nor Buyer, nor any of their respective Affiliates, will disclose to any Person not a party hereto (other than Affiliates and Representatives, who shall be bound by this provision) the terms of this Agreement. Sellers and Buyer agree to consult with each other prior to issuing any press release relating to the transactions contemplated by this Agreement. Sellers will not make or deliver any written communication with borrowers or other customers of the Selling Companies or with Prospective Employees or Leave Recipients related to the transactions contemplated hereby without the prior consent of Buyer which consent shall not be unreasonably withheld.

     5.05 Missing Mortgage Loan Documents.

     Sellers agree, at their own expense, to use commercially reasonable efforts before the Closing Date to obtain any Mortgage Loan Documents for any Acquired Warehouse Loan that is missing and must be obtained by the Selling Companies


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

pursuant to the applicable Regulations. To the extent any such missing document is not obtained by the Selling Companies by the Closing Date, Buyer agrees, at its own expense, to use commercially reasonable efforts to obtain such document from and after the Closing Date.

     5.06 Post-Closing Collection of Certain Receivables.

     (a) Buyer shall use commercially reasonable efforts in accordance with applicable Regulations and with at least the same level of diligence as Buyer would exercise for its own account to collect the Retained Accounts Receivable on behalf of Sellers and the Selling Companies. Such collection effort shall be made by Buyer without cost to Sellers or any of their Affiliates. To aid Buyer in its collections efforts, Sellers shall compile and deliver to Buyer a list of all relevant Retained Accounts Receivable as soon as practicable after the Closing Date.

     (b) Buyer shall remit to Sellers or the Selling Subsidiaries all amounts received with respect to Retained Accounts Receivable during a month by no later than the 10th day of the following month, in one or more remittances. Upon receipt of any such amounts by Buyer and prior to the remittance of such amounts to Sellers, Buyer shall place such amounts in an interest bearing account, and any interest earned thereon shall be for the benefit of Sellers. With each such remittance Buyer shall deliver a report with respect to the status of the Retained Accounts Receivable in form reasonably satisfactory to Sellers. Sellers and their accountants and other advisors shall be given full access at all reasonable times to all books and records necessary to perform an audit regarding Buyer's collections with respect to the Retained Accounts Receivable.

     5.07 Granted Licenses.

     (a) Effective upon Closing, ___ Buyer grants Parent and its Affiliates (including the Selling Companies) a royalty-free right and license to use the Marks identified in Schedule 4.02(w) nonexclusively in North America solely for the purpose of the Selling Companies' servicing the Retained Servicing Portfolio and in connection with HomeSide Mortgage Securities Trust 2001-1 and its issued securities. Such license will be coterminous with the Retained Portfolio Subservicing Agreement and the term of the issued securities, as the case may be. Buyer and Parent shall enter into a Trademark License Agreement effective on the Closing Date on such terms as well as other terms mutually agreeable between them.

     5.08 Insurance Matters.

     Buyer acknowledges and agrees that no policy of insurance relating to the Purchased Assets or the Business will be transferred or assigned pursuant to this Agreement (other than title insurance policies or policies relating exclusively to individual Acquired Warehouse Loans that may be transferred or assigned pursuant to Section 3.02), and that from and after the Closing, Buyer


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

bears the entire, subject to Article X hereof, risk of loss related to the Purchased Assets and the Business.

     5.09 No Solicitation.

     Prior to the Closing only, each of Sellers and the Selling Subsidiaries shall immediately cease and cause to be terminated any activities, discussions or negotiations commenced prior to the date of this Agreement with any parties other than Buyer with respect to the sale of the Business as a whole. Nothing in this provision shall prohibit the sale of the Retained Servicing Portfolio provided that the Selling Companies comply with the procedures of Section 8.4 of the Retained Portfolio Subservicing Agreement as if such provisions were operative and in effect.

     5.10 Non-Competition Agreement.

     (a) For a period of three (3) years following the Closing Date, Sellers shall not, and shall not permit any of their Affiliates to, in any state in the United States (i) directly or indirectly, either as a principal, partner, agent, manager, stockholder, director, officer or in any other capacity, enter into a business that competes in the mortgage software business in the United States (the "Restricted Business") on a de novo basis; provided, however, that ownership of less than 5% of the voting stock of any corporation engaged in the Restricted Business shall not constitute a violation hereof or (ii) acquire or enter into an agreement to acquire or merge or consolidate with any corporation or other business entity whose primary business on a consolidated or combined basis with all its Affiliates is the Restricted Business.

     (b) For a period of three (3) years following the Closing Date, Buyer shall not, and shall not permit any of its Affiliates to, offer services by means of the ALSS Platform or any modification thereof in Australia or New Zealand.

     5.11 Non-Solicitation of Employees.

     (a) For the period from the Closing Date until the third anniversary of the end of the Lease Period, neither Sellers nor any of their Affiliates shall, directly or indirectly solicit for employment, retain as an independent contractor or consultant, induce to terminate employment with Buyer or otherwise interfere with Buyer's employment relationship with any Prospective Employee located in San Antonio, Texas as of the date of this Agreement; provided, however, that this Section 5.11 shall not apply (a) if any such employee has been terminated by Buyer or any of its Affiliates for any reason, or by the Selling Companies during the Lease Period at Buyer's request or (b) if such employee is hired by a Seller or any of its Affiliates as a result of a general solicitation for employment in newspaper advertisements or other periodicals of general solicitation not specifically targeted to employees of Buyer or (c) if Buyer indicates by written consent that this Section 5.11 shall not apply to a specific employee.

     (b) In the event that this Agreement is terminated pursuant to Article VIII, Buyer and its Affiliates will not, without Sellers' prior written consent:
(a) for a period of three years from the date of termination of this Agreement (other than pursuant to any general solicitations for employment in newspaper advertisements or other periodicals of general circulation or through recruitment firms not specifically targeted to employees of any Selling Company; provided, however, that Buyer will not instruct any recruiting firm to specifically recruit employees of any Selling Company), directly or indirectly solicit for employment any person who is then employed by any Selling Company holding the title of vice president or higher or (b) use any material, information or document obtained in connection with the entering into of this Agreement directly or indirectly to solicit any customer or supplier of any Selling Company. The preceding sentence shall not prohibit Buyer from employing any such person to whom an offer of employment may have been extended by Buyer prior to the date hereof. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Article VIII as a result of a willful breach by Sellers, the restrictions set forth in clause (a) of the first sentence of this Section 5.11(b) shall terminate on January 2, 2003.

     5.12 Transitional Matters.

     (a) Each of the parties acknowledges and agrees that the transition of the Business from the Selling Companies to Buyer will require that certain transactions and relationships will need to be entered into, restructured and reorganized in connection with the transition of the Business from the Selling Companies to Buyer. The parties agree that prior to the Closing Date, the parties shall cooperate with each other to identify all such transactions and relationships and negotiate in good faith to enter into a mutually acceptable Transitional Agreement effective as of the Closing Date, which agreement shall provide for all such transactions and relationships as are reasonably necessary to provide,

         (i) for (A) the operation of the Business and use of the Purchased Assets by Buyer, (B) the operation and use of the Excluded Assets by Sellers and the Selling Subsidiaries and (C) the separation of the Business, the Purchased Assets and the Assumed Liabilities from Parent and its Affiliates (including the Selling Companies), in each case during the period commencing on and after the Closing Date and ending no later than the one year anniversary of the Closing Date or such longer period as the parties may agree, including the following:

         (1) the transitioning of the financial systems, assets and hedging valuation systems, asset management systems, payroll and employee benefits systems and any other applicable business operating systems;

         (2) the provision of rights of access (provided that access to the ALSS Platform shall be governed and limited by the Intellectual Property Rights

     Agreement and the Services Agreement) to the Parent and its Affiliates to Intellectual Property currently owned (or licensed) by the Selling Companies (and included in the Purchased Assets) and used by Parent or the Selling Companies in the ordinary course of their business, or required by the Selling Companies for the operation and use of the Excluded Assets or Excluded Liabilities; provided, that access to the ALSS Platform and other Software shall be governed solely by the Intellectual Property Rights
     Agreement and the Services Agreement and, provided further, anything foregoing to the contrary notwithstanding, Buyer shall not be required to disclose or deliver trade secret or confidential information regarding the ALSS Platform, Software or Acquired Intellectual Property unless required by the Intellectual Property Rights Agreement, the Services Agreement or required by law or legal proceedings and under the type of protective provisions in the Intellectual Property Rights Agreement.

          (3) the provision of rights of access (to the extent not covered by the Intellectual Property Rights Agreement) to Buyer to Intellectual Property currently owned (or licensed) by Parent (or the Selling Companies) and used by the Selling Companies in connection with the Purchased Assets or Assumed Liabilities;

          (4) moving corporate records related to the Selling Companies; and

          (5) the provision of office space, computer equipment and supplies sufficient to enable the Selling Companies to complete any transition services; and

         (ii) for such services and facilities as Sellers and Selling Subsidiaries may require to monitor compliance with, and implementation of the Subservicing Agreement, during its term, including the provision of office space, computer equipment and supplies sufficient to enable Sellers to monitor compliance with the Retained Portfolio Subservicing Agreement throughout its term.

          (b) In addition to the matters to be identified  pursuant to paragraph
     (a) of this Section 5.12, the Transition Agreement shall specifically provide for the transactions and matters outlined in Section 5.12 of Sellers' Disclosure Schedule.

          (c) For the purpose of facilitating the transition of the financial system, on or prior to the 15th day prior to the Closing Date, the Selling Companies shall create on their general ledger, a separate general ledger company ("GL Company"), as well as accounts for such GL Company ("Buyer GL Accounts"), which accounts shall be duplicative of the Selling Companies' own accounts ("Seller GL Accounts") and are intended to be used by the Buyer in the operation of the Business, the Purchased Assets and the Assumed Liabilities from and after the Closing Date. From and after the creation of the Buyer GL Accounts, until Closing, the Selling Companies shall maintain such accounts (as duplicate entries on the books of the Selling Companies in the name of the GL Company). From and after Closing until the completion of the transition of the financial system of the Selling Companies, the Buyer shall operate the Business by recording entries using the Buyer GL Accounts, and shall maintain on behalf of the Selling Companies, the Seller GL Accounts on its general ledger.

          (d) The party receiving service under the Transitional Agreement shall pay to the party providing service the costs incurred by such providing party. Services provided under the Transitional Agreement shall be performed at the same standard as the providing party performs such service for its own account.

          5.13 MSR Purchases by Buyer. From and after January 1, 2002 to the Closing Date, any purchases by Buyer of mortgage servicing rights or the purchase of any business principally engaged in the Servicing of FNMA, FHLMC or GNMA residential mortgage loan servicing rights shall comply with the procedures in Section 8.4 of the Retained Portfolio Subservicing Agreement as if such provision were operative and in effect.

          5.14 Damage or Deterioration of 7301 Baymeadows Way.

          Prior to the Closing, Sellers and the Selling Companies shall maintain all existing insurance policies in respect of 7301 Baymeadows Way. In the event of any damage to 7301 Baymeadows Way that results in a recovery under such insurance policies prior to the Closing, Sellers and the Selling Companies shall transfer the proceeds thereof to Buyer and, for purposes of
     Article II, the Closing Date Value of 7301 Baymeadows Way shall not reflect any changes arising out of, or in connection with, such damage to the extent covered by insurance or condemnation proceeds.

                                   ARTICLE VI

                                Employee Matters

          6.01 Employees and Service Crediting.

          (a) Offer of Employment with Buyer. Within 90 days after the Closing Date, but in no event later than the date that is 20 days before the end of the Lease Period, Buyer shall make a written offer of employment to each Prospective Employee and, subject to subsection (c) below, to each Leave Recipient, which offer shall include (i) total cash compensation until December 31, 2002 that is Comparable Cash Compensation, where "Comparable Cash Compensation" means cash compensation that in the aggregate is comparable to the total cash compensation (including, but not limited to, short-term and long-term bonus opportunities and commission/incentives opportunities) provided by the Selling Companies to the relevant employee as of the Closing, and (ii) the covenant of Buyer set forth in subsections 6.01(d)(ii), 6.01(e), 6.01(f) and 6.01(g) below. The Selling Companies shall cooperate with and use reasonable efforts to assist Buyer in its efforts to secure reasonably satisfactory employment arrangements with the

     Prospective Employees. Each Prospective Employee who does not reject an offer of employment with Buyer shall become an employee of Buyer on the last day of the employee leasing period, if any, with respect to such Prospective Employee, in the Employee Lease (the "Lease Period"), and shall be referred to herein as a "Transferred Employee".

          (b) Adjustment of Prospective Employees for Subsequently Hired Employees. Prior to the Closing Date, the Selling Companies shall furnish to Buyer an updated list of all Prospective Employees as of a date that is approximately 30 days prior to the Closing, which list shall indicate each Prospective Employee's prior service, projected to the Closing Date.

          (c) Special Provisions for Leave Recipients.

              (1) With respect to any Prospective Employee who is not actively at work on the Closing Date as a result of short-term disability leave, or other approved personal leave (including, without limitation, military leave with reemployment rights under federal law and leave under the Family Medical Leave Act of 1993) (collectively, the "Leave Recipients") Buyer will explain to Leave Recipients Buyer's intention to make an offer of employment in the manner required by
          Section 6.01(a) contingent on such Prospective Employee's return to active status at the termination of such disability or approved leave of absence, respectively, provided that he or she returns to active service before the later of (A) the end of the Lease Period or (B) the date such employee's reemployment rights expire under applicable laws or under the Compensation and Benefit Plans.

              (2) When the Leave Recipient returns to active status pursuant to the terms of clause (1) above, such Leave Recipient shall be considered a Transferred Employee (as defined above) and the following provisions shall apply: (A) the Leave Recipient shall become eligible for coverage and benefits under all employee benefit plans or programs maintained by Buyer under the same terms and conditions that apply to other Transferred Employees; and (B) the Leave Recipient's period of leave shall be treated as a period of service under the employee benefit plans and programs of Buyer to the same extent as if the Leave Recipient had received benefits under a similar plan or was subject to a similar policy of Selling Companies except to the extent such service credit will result in duplication of benefits to the Leave Recipient.

          (d) Buyer Benefit Obligation.

              (i) Buyer shall establish and maintain, until at least December 31, 2002, employee benefit plans, programs, policies and arrangements for Transferred Employees which provide benefits to the Transferred Employees that are no less favorable in the aggregate to those provided to them under the applicable Compensation and Benefit Plans in effect on the Closing Date.

              (ii) Notwithstanding the above aggregation, (A) Buyer shall accept assignment, and assume, from Sellers, all agreements to which any Prospective Employee is a party and (B) Buyer shall provide severance pay and benefits pursuant to the severance terms set forth in Section 6.01(d) of Sellers' Disclosure Schedule, to Prospective Employees whose employment becomes terminated under circumstances set forth therein from the Closing Date until July 1, 2003.

          (e) Recognition of Service. For purposes of eligibility, vesting, vacation entitlement and severance benefits and benefit accrual for sick leave under all employee compensation and benefit plans of Buyer, each Transferred Employee shall receive full credit from Buyer for all prior service properly credited under the Compensation and Benefit Plans; provided, however, that for purposes of Buyer's cash balance pension plan, each Transferred Employee shall receive such prior service credit only for the period between the Closing Date and the end of the Lease Period. The schedule of service provided by Sellers prior to the end of the Lease Period may be conclusively relied upon by Buyer in crediting service in accordance with this Section 6.01(b).

          (f) Welfare Plans and Other Unfunded Plans. Buyer shall offer coverage under employer-sponsored medical and dental plans and agree to cause each of such medical and dental plans that provides coverage to a Transferred Employee to (A) waive any pre-existing conditions, waiting periods and actively at work requirements under such plans, and (B) cause such plans to honor any expenses (including any expenses paid for purposes of satisfying applicable deductibles, co-insurance and maximum out-of-pocket limits) incurred by the Transferred Employees and their beneficiaries under similar plans of the Selling Companies during the portion of the calendar year prior to the Closing Date for purposes of satisfying applicable deductible and maximum out-of-pocket expenses under Buyer's plans.

          (g) Time Off. On the Closing Date, the Selling Companies shall pay out to each Prospective Employee an amount in cash equal to the time off benefits earned but not yet used by such employee as of the Closing Date, if any. In addition, the Selling Companies shall pay out to each Prospective Employee an amount in cash equal to the time off benefit earned but not used during the Lease Period, if any (the "Lease Time Off Cash"). Buyer shall reimburse the Selling Companies pursuant to the Employee Lease for the Lease Time Off Cash as part of the Base Fee (as defined in Section 3.1(a) of the Employee Lease). Buyer shall waive any service requirements or other applicable internal guidelines, to allow Transferred Employees to take unpaid time off from Buyer up to the number of days represented by the Lease Time Off Cash, beginning immediately after the end of the Lease Period, subject to a department manager's request to meet reasonable business needs.

          (h) WARN Act and Health Care Continuance Requirements. Buyer shall be responsible for providing or discharging any and all notifications, benefits, and liabilities to Transferred Employees and Governmental


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     Authorities  required  by  the  WARN  Act or by any  other  applicable  law relating to plant closings or employee separations or severance pay that are first required to be provided or discharged on or after the Closing Date, including pre-closing notice or liabilities if actions by Buyer on or after the Closing Date result in a notice requirement or liability under such laws. Upon Buyer's reasonable request, during the Lease Period Selling Companies shall provide any notification described under the WARN Act to any Prospective Employees identified by Buyer, in order to attempt to minimize Buyer's liability under the first sentence of this subsection. All employees involuntarily separated from employment by any of the Selling Companies within 90 days of the Closing Date, the involuntary separation of whom could result in a notice requirement covered by this Section, shall be identified on a schedule to be prepared by the Selling Companies and submitted to Buyer on the Closing Date. Buyer and the Selling Companies shall cooperate with each other to provide timely notice, if required, to any Governmental Entity of the consummation of this Agreement and the related transfer of employees. The Selling Companies shall retain the obligations with respect to COBRA continuation coverage for all Prospective Employees who are not Transferred Employees.

                                   ARTICLE VII

                            Conditions To The Closing

          7.01 Conditions to Each Party's Obligation to Effect the Purchase.

          The respective obligations of each of Sellers and Buyer to consummate the Purchase are subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions:

          (a) Regulatory Approvals. All Governmental Authority approvals required to consummate the transactions contemplated hereby will have been obtained and will remain in full force and effect and all statutory waiting periods in respect thereof will have expired, unless the failure to obtain any such approval is not reasonably likely to have a Material Adverse Effect on the Business.

          (b) No Injunction. No Governmental Authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement as a whole.

          (c) Certain Representations. The representation and warranty of Sellers set forth in Section 4.03(v)(3) shall be true and correct as of the Closing Date.


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


          7.02 Conditions to Obligation of Buyer.

          The obligations of Buyer to consummate the Purchase are also subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement will be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date will be true and correct as of such date only) and Buyer will have received certificates, dated the Closing Date, signed on behalf of each of Sellers to such effect; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or a Material Adverse Effect; and provided further that, for purposes of this condition, such representations and warranties (other than the representations and warranties in Section 4.02(b), which shall be true in all respects) shall be deemed to be true and correct in all respects unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Sellers or on the Business.

          (b) Performance of Obligations of Sellers. Sellers will have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and Buyer will have received certificates, dated the Closing Date, signed on behalf of each of Sellers to such effect.

          (c) Third Party Consents. All consents or approvals of all Persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement (including consummation of the Purchase) will have been obtained and will be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have a Material Adverse Effect on the Business; provided, however, that all consents and approvals listed on Exhibit 7.02(c) and all consents and approvals with respect to agreements listed on
     Exhibit 7.02(c) must be obtained and in full force and effect.

          7.03 Conditions to Obligations of Sellers.

          The obligations of Sellers to consummate the Purchase are also subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement will be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date will


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

     be true and correct as of such date only) and Sellers will have received a certificate, dated the Closing Date, signed on behalf of Buyer to such effect; provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or a Material Adverse Effect; and provided further that, for purposes of this condition, such representations and warranties (other than the representations and warranties in Section 4.03(b), which shall be true in all respects) shall be deemed to be true and correct in all respects unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Buyer.

          (b) Performance of Obligations of Buyer. Buyer will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Sellers will have received a certificate, dated the Closing Date, signed on behalf of Buyer to such effect.

          (c) Third Party Consents. All consents or approvals of all Persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement (including consummation of the Purchase) will have been obtained and will be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have a Material Adverse Effect on the Business; provided, however, that all consents and approvals listed on Exhibit 7.02(c) and all consents and approvals with respect to agreements listed on
     Exhibit 7.02(c) must be obtained and in full force and effect.

                                  ARTICLE VIII

                                   Termination

          8.01 Termination.

          This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) Mutual Consent. By the mutual written consent of Sellers and Buyer.

          (b) Breach. By Sellers or Buyer, by written notice, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be cured or which has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be cured or which has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (1) or (2)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.


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


          (c) Delay. By Sellers or Buyer, by written notice, in the event that the Purchase is not consummated by the first day of the month after the month in which the six-month anniversary of execution of this Agreement occurs, except to the extent that the failure of the Purchase then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By Sellers or Buyer, by written notice, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated hereby will have been denied by final nonappealable action of such Governmental Authority or if such Governmental Authority will have issued an order, decree or ruling or taken any other action in effect permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or other action will have become final and nonappealable, unless the failure to obtain any such approval is not reasonably likely to have a Material Adverse Effect on the Business.

          8.02 Effect of Termination and Abandonment.

          In the event of termination of this Agreement and the abandonment of the Purchase pursuant to this Article VIII, no party to this Agreement will have any liability or further obligation to any other party to this Agreement, except (a) for obligations arising under Sections 5.02(b), 5.02(c), 5.04 and 5.11(b), this Section 8.02 and Article XI and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX

                                   Tax Matters

          9.01 Cooperation.

          Buyer shall provide Sellers and their designees with such assistance as may reasonably be requested by Sellers or any such designee in connection with the preparation of any Tax Return, audit or judicial or administrative proceeding or determination relating to Taxes with respect to the Purchased Assets for periods prior to Closing, including, without limitation, access to the books and records that relate to the Purchased Assets, and the assistance of the officers and employees of Buyer and their respective Affiliates.

          9.02 Transfer Taxes.

          All stamp, transfer, excise, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be split evenly between Buyer and Seller. Buyer shall properly file on a timely basis all necessary tax


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

     returns and other documentation with respect to, any Transfer Tax and provide to Sellers evidence of filing and payment of all Transfer Taxes.

                                    ARTICLE X

                                 Indemnification

          10.01 Indemnification Not Subject to Limitations.

          Without regard to the DeMinimis Liability Restriction (as hereinafter defined), the Deductible (as hereinafter defined), the Cap (as hereinafter defined) or the periods of survival set forth in and applicable to certain of the other provisions of this Article X, from and after the Closing Date:

          (a) Sellers shall jointly and severally indemnify and hold harmless Buyer and its Affiliates, each of their respective directors, officers, employees and agents, and each of the respective heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all Liabilities incurred by or asserted against any of Buyer Indemnified Parties in connection with or arising from:

              (i) any breach of any representation, warranty or agreement made by, or on behalf of, Sellers under Section 2.02 (Consideration for Purchased Assets), Section 2.03 (Proration of Expenses), Section 2.04 (Calculation of Purchase Price),
                   Section 2.05 (Settlement Date Payment), Section 2.06 (Allocation of Purchase Price), Section 2.07 (No Offset),
                   Section 2.08 (Interim  Settlement),  Section 2.09 (Co-Issue),
                   Section 4.02(d) (Title to and Sufficiency of Purchased Assets) (but in the case of Section 4.02(d)(2), only for breaches arising within one year of the Closing Date),
                   Section 4.02(m) (ALSS Platform), Section 4.02(j) (Liens for Taxes), Section 4.02(t)(1) (Warehouse Loans Ownership),
                   Section 4.02(v)(3) (Financial Reports; No Material Adverse Effect) (but in the case of Section 4.02(v)(3), only for breaches arising within one year of the Closing Date),
                   Article VI (Employee Matters) and Article IX (Tax Matters) of this Agreement;

              (ii) any Tax or Lien for Taxes  imposed  upon any of the  Excluded
                   Assets, any of the Excluded Liabilities or the Business, the Purchased Assets or the Assumed Liabilities for any period on or prior to the Closing Date and any audit or judicial or administrative proceedings or determinations relating to such Taxes or such Liens;


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


          (iii) any litigation, claims, actions, arbitrations or investigations or other proceedings before any Governmental Authority pending or threatened as of the Closing Date against the Selling Companies, Purchased Assets or Assumed Liabilities;

          (iv) any Excluded Liabilities; or

          (v) any Excluded Assets;

     provided, however, there shall be excluded from the indemnification obligation any Liabilities resulting from a fact or circumstance which constitutes a breach by Buyers of any representation, warranty or agreement set forth in this Agreement.

          (b) Buyer shall indemnify and hold harmless Sellers and Sellers' Affiliates, each of their respective directors, officers, employees and agents, and each of the respective heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from and against any and all Liabilities incurred by or asserted against any of Seller Indemnified Parties in connection with or arising from:

              (i) any breach of any representation, warranty or agreement made by, or on behalf of, Buyer under Section 2.02 (Consideration for Purchased Assets), Section 2.03 (Proration of Expenses),
                   Section 2.04 (Calculation of Purchase Price), Section 2.05 (Settlement Date Payment), Section 2.06 (Allocation of Purchase Price), Section 2.07 (No Offset), Section 2.08
                   (Interim Settlement), Section 2.09 (Co-Issue), Article VI (Employees) and Article IX (Tax Matters) of this Agreement;

              (ii) any Tax or Lien for Taxes  imposed upon any of the  Purchased
                   Assets, any of the Assumed Liabilities or the Business for any period after the Closing Date and any audit or judicial or administrative proceedings or determinations relating to such Taxes or such Liens;

             (iii) any Assumed Liabilities;

              (iv) any Purchased Assets; or

              (v) the operation of the Business or the Purchased Assets from and after the Closing Date.

     provided, however, there shall be excluded from the indemnification obligation any Liabilities resulting from a fact or circumstance which constitutes a breach by Sellers of any representation, warranty or agreement set forth in this Agreement.



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


          10.02 Indemnification Subject to Limitations.

          Subject to the De Minimis Liability Restriction (as hereinafter defined), the Deductible (as hereinafter defined), the Cap (as hereinafter defined) and the periods of survival set forth below and applicable to the indemnification obligations of Sellers and Buyer under this Section 10.02, from and after the Closing Date:

          (a) Sellers shall jointly and severally indemnify and hold harmless Buyer Indemnified Parties from and against any and all Liabilities incurred by or asserted against any of Buyer Indemnified Parties in connection with or arising from:

              (i) any breach of any representation, warranty or agreement made by, or on behalf of, Sellers under this Agreement other than those specifically referred to in Section 10.01(a)(i); or

              (ii) the  operation or ownership of the Business or the  Purchased
                   Assets on or prior to the Closing Date.

          (b) Buyer shall indemnify and hold harmless Seller Indemnified Parties from and against any and all Liabilities incurred by or asserted against any of Seller Indemnified Parties in connection with or arising from any breach of any representation, warranty or agreement made by, or on behalf of, Buyer under this Agreement other than those specifically referred to in
     Section 10.01(b)(i).

          10.03 Survival Periods.

          The  obligations  to indemnify and hold harmless any party pursuant to
     Section 10.02(a) or 10.02(b) shall terminate on June 30, 2003. The obligations to indemnify and hold harmless any party pursuant to Section 10.01(a) and 10.01(b) shall survive indefinitely.

          10.04 Miscellaneous.

          (a) After the Closing, and except for any claims made under Sections 5.02(b), (c), (d), (e), 5.04, 5.05, 5.06, 5.07, 5.08, 5.10, 5.11, 5.12 and
     5.13 and Article IX, and the Ancillary Agreements, the indemnification expressly provided in this Article X shall be the sole and exclusive remedy for any matter arising out of or relating to this Agreement or the transactions contemplated hereby by any party. Nothing herein shall preclude a party hereto from applying to a court for equitable relief to enforce its rights under this Agreement.

          (b) Each  indemnitee  under  this  Article X shall use its  reasonable
     efforts  to  mitigate   Liabilities   for  which  it  seeks  or  reasonably
     anticipates seeking indemnification hereunder.


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


          (c) For purposes of determining whether a breach of a representation or warranty in this Agreement has occurred for purposes of this Article X no effect shall be given to any exception or qualification relating to materiality or Material Adverse Effect.

          (d) In calculating any amount of Liabilities payable to Sellers or Buyer under this Article X, the indemnifying party shall receive credit for
     (1) any reduction in tax liability of the Indemnified Party (as defined herein) as a result of the facts giving rise to the claim for indemnification, (2) any insurance recoveries offsetting the amount of loss and (3) any recoveries from third parties pursuant to indemnification or otherwise with respect thereto. Any party receiving indemnity shall assign to the indemnifying party all of its claims for recovery against third parties as to such Liabilities whether by insurance coverage, contribution claims, subrogation or otherwise.

          10.05 De Minimis Liability, Deductible and Cap.

          (a) Sellers shall not have any Liability whatsoever under Section 10.02(a) for any individual Liability that is less than $25,000 (the "De Minimis Liability Restriction"). Sellers shall not have any liability whatsoever under Section 10.02(a) for any Liability until the aggregate of all Liabilities for which Sellers would be liable under Section 10.02(a) exceeds on a cumulative basis an amount equal to $3,500,000 (the "Deductible"), and then only to the extent of any such excess. The maximum liability of Sellers (collectively) under Section 10.02(a) shall be equal to $125,000,000 (the "Cap").

          (b) Buyer shall not have any Liability whatsoever under Section 10.02(b) for any individual Liability that is less than $25,000. Buyer shall not have any liability whatsoever under Section 10.02(b) for any Liability until the aggregate of all Liabilities for which Buyer would be liable under Section 10.02(b) exceeds on a cumulative basis an amount equal to the Deductible, and then only to the extent of any such excess. The maximum liability of Buyer under Section 10.02(b) shall be equal to the Cap.

          10.06 Third-Party Claims.

          If a claim by a third party (a "Third-Party Claim") is made against a Seller Indemnified Party or Buyer Indemnified Party (collectively, an "Indemnified Party"), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article X, such Indemnified Party shall promptly notify in writing the indemnifying party of such claims; provided, that, that failure to promptly notify the indemnifying party will not relieve the indemnifying party of any liability it may have to the indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such Third-Party Claim is prejudiced by the indemnified party's failure to give notice within such time period. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the indemnifying party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne


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

     by such Indemnified Party. If the indemnifying party so chooses to assume the defense it shall do so promptly and diligently. So long as the indemnifying party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that, in such event, it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party in writing within 30 days after the receipt of the Indemnified Party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying party shall not, except with the written consent of the Indemnified Party, enter into any settlement unless (A) there is no finding or admission of any violation of Applicable Law, (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (C) the indemnified party or its Affiliates shall have no liability with respect to any compromise or settlement of such Third-Party Claim, and (D) the compromise or settlement provides to all indemnified parties and their Affiliates and agents an unconditional release from all liability with respect to such Third-Party Claim or the facts underlying such Third-Party Claim. With respect to any Third-Party Claim subject to indemnification under this Article X, (i) both the Indemnified Party and the indemnifying party, as the case may be, shall keep the other party reasonably informed of the status of such Third-Party Claim and any related proceedings at all stages thereof, (ii) the parties agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim and (iii) with respect to any Third-Party Claim subject to indemnification under this Article X, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges.

                                   ARTICLE XI

                               General Provisions

          11.01 .Notices.

          All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

          (a) if to Buyer, to it at:

                     Washington Mutual Bank, FA
                     1501 4th Avenue, 6th Floor

                     Seattle, WA 98101
                     Attention:  Melba Bartels
                                  Senior Vice President
                     Facsimile:  (206) 554-2887

                     with copies to:

                     Washington Mutual Bank, FA
                     1201 Third Avenue, 17th Floor
                     Seattle, WA 98101
                     Attention:  Carey M. Brennan
                                  Senior Vice President and
                                  Associate General Counsel
                     Facsimile:  (206) 377-6244

                     Heller Ehrman White & McAuliffe LLP
                     701 Fifth Avenue, Suite 6100
                     Seattle, WA 98104
                     Attention:  Bernard L. Russell
                     Facsimile:  (206) 389-6217

          (b) if to Sellers, to them at:

                     HomeSide Lending, Inc.
                     Office of the CEO
                     200 Park Avenue
                     New York, NY 10166
                     Attention: Joseph J. Whiteside
                     Facsimile:  (212) 983-1969


                     with copies to:

                     National Australia Bank Limited
                     Legal Department, Level 24
                     500 Bourke Street
                     Melbourne, Victoria 3000
                     Attention:  David Krasnostein, Esq.
                                  Group General Counsel
                     Facsimile:  61-3-8641-4902/4906
                     and

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, NY  10004-2498
                     Attention:  Mark J. Menting
                     Facsimile:  212-558-3588

     or to such other Person or address as either party shall specify by notice in writing to the other party in accordance with this Section 11.01. All such notices or other communications shall be deemed to have been received on the date of the personal delivery or facsimile transmission (with telephone confirmation) or on the third Business Day after the mailing or dispatch thereof; provided that notice of change of address shall be effective only upon receipt.

          11.02 Amendment and Modification; Waiver.

          (a) This Agreement and the Disclosure Schedules hereto may not be amended except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

          (b) At any time prior to the Closing Date, any party hereto which is entitled to the benefits hereof may, by an instrument in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any schedule hereto or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements of the other party or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed and delivered on behalf of such party.

          11.03 Entire Agreement.

          This Agreement (including the Disclosure Schedules and Exhibits (but excluding the Ancillary Agreements)) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          11.04 Fees and Expenses.

          Except as otherwise expressly provided herein, Sellers shall be responsible for all transfer and recording fees, costs with respect to delivery of the custodial and other loan files and mortgage servicing records relating to the Acquired Warehouse Loans and the Pipeline Loans and other related costs incurred by Sellers in their performance of their obligations under this Agreement, together with fees of Sellers' document custodian, attorneys and accountants. Buyer shall pay all data processing costs incurred by Buyer in connection with this Agreement, and other related costs of Buyer in its performance of its obligations under this

     Agreement, together with fees of Buyer's attorneys and accountants.

          11.05 Third Party Beneficiaries.

          Nothing in this Agreement, express or implied, is intended to confer upon any Person (including, without limitation, employees of Sellers or Investors) other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          11.06 Assignment; Binding Effect.

          This Agreement shall not be assigned by any of Sellers or (until payment of the Final Purchase Price) Buyer hereto without the prior written consent of the other parties; provided, however, that this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and provided further that Buyer shall have the right to assign to a Subsidiary of Buyer, Buyer's right hereunder to purchase any Purchased Assets so long as (a) Buyer irrevocably and unconditionally guarantees all of the obligations of such Subsidiary hereunder and (b) such assignment shall not affect Buyer's obligations hereunder, delay the Closing, adversely affect Buyer's ability to consummate the transaction contemplated hereby or otherwise adversely affect any interest (economic, tax, regulatory or otherwise) of Sellers in this Agreement.

          11.07 Governing Law.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of the State of New York.

          (b) Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby or thereby exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for New York County (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (1) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (2) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (3) to the fullest extent permitted by law, waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (4) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.01.

          11.08 Waiver of Jury Trial.

          Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.08.

          11.09 Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          11.10 Severability.

          The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          11.11 Affiliates of Buyer.

          To the extent that this Agreement obligates any Affiliate of Buyer either to take or to refrain from taking certain actions, Buyer shall cause such Affiliate to comply with such covenant.

                     *                *                   *

                      [The next page is a signature page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized.

                               Sellers:
                               NATIONAL AUSTRALIA BANK LIMITED


                               By:    /s/ SIMON MOORE
                                      ------------------------------------------
                                      Name:  Simon Moore
                                      Title: Head of Investments and
                                             Advisory


                               HOMESIDE INTERNATIONAL, INC.


                               By:    /s/  JOSEPH J. WHITESIDE
                                      ------------------------------------------
                                      Name:  Joseph J. Whiteside
                                      Title: Chief Executive Officer


                               HOMESIDE LENDING, INC.


                               By:    /s/  JOSEPH J. WHITESIDE
                                        ----------------------------------------
                                      Name:  Joseph J. Whiteside
                                      Title: Chairman and Chief Executive
                                             Officer


                               Buyer:
                               WASHINGTON MUTUAL BANK, FA


                               By:    /s/  CRAIG E. TALL
                                      ------------------------------------------
                                      Name:  Craig E. Tall
                                      Title:  Vice Chair

            BILL OF SALE AND INSTRUMENT OF ASSUMPTION OF LIABILITIES
            --------------------------------------------------------

          This BILL OF SALE AND INSTRUMENT OF ASSUMPTION OF LIABILITIES (this "Agreement"), made and entered into as of __________ __, 2002, by and between HomeSide International, Inc., a Delaware corporation ("HSI"), HomeSide Lending, Inc., a Florida corporation ("HSL"), [other Selling Subsidiaries] (the "Selling Subsidiaries", and together with HSI and HSL, the "Assignors") and Washington Mutual Bank, FA, a federal savings association ("Buyer" or "Assignee").

                              W I T N E S S E T H:

          WHEREAS, pursuant to that certain Asset Purchase/Liability Assumption Agreement, dated as of December 10, 2001 (the "Purchase Agreement"), by and among Buyer, Assignee and Assignors, among other things, Assignee has agreed to purchase from Assignors and Assignors have agreed to sell, transfer, assign, convey, and deliver to Assignee, all of their right, title and interest in certain of their assets, properties and business and Assignee has agreed to assume certain of Assignors' liabilities upon the terms and conditions set forth in the Purchase Agreement;

          NOW, THEREFORE, pursuant to the Purchase Agreement and the assignment described above and in consideration of the premises set forth therein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignors and Buyer hereby agree as follows:

          Section  1.  Conveyance  and  Assignment  of  the  Purchased   Assets.
                       --------------------------------------------------------

          (a) In accordance with all the terms and conditions of the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors by this Agreement hereby sell, convey, assign, transfer and deliver to, and vest in Assignee, its successors and assigns, to have and to hold forever, effective as of the date hereof, all of the right, title and interest, legal and equitable, of Assignors in and to the Purchased Assets.

          (b) Assignors hereby authorize Assignee to take any appropriate or reasonable action to protect the right, title and interest hereby conveyed in connection with the Purchased Assets hereby sold, assigned, transferred, conveyed and delivered to Assignee in the name of Assignors or Assignee or any other name (but for the benefit of Assignee and its successors and assigns) against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same.

          Section 2. Assumption of Liabilities.
                     -------------------------

          (a) In partial consideration for the foregoing sale, conveyance, assignment, transfer and delivery of the Purchased Assets on the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee, by this Agreement, hereby assumes, becomes responsible for and agrees to pay and hold Assignors harmless from and against the Assumed Liabilities.

          (b) The assumption by Assignee of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way any rights and remedies of Assignee to contest or dispute the validity or amount thereof.

          Section 3. Power of Attorney.  Each Assignor  hereby  constitutes  and
                     ----------------- appoints Assignee, its successors and assigns, the true and lawful attorney of Assignor with full power of substitution in the name and stead of such Assignor, but on behalf and for the benefit and at the expense of Assignee, its successors and assigns, to demand and receive any and all of the Purchased Assets assigned by such Assignor of Assignee pursuant to this Agreement and to give receipts and releases for and in respect of the same or any part thereof, to endorse any claim or right of any kind in respect thereof and to do all acts and things in relation to the above-mentioned Purchased Assets which Assignee, its successors or assigns, may deem desirable, such Assignor hereby declaring that the foregoing powers are coupled with an interest and are not revocable and shall not be revoked by such Assignor for any reason whatsoever.

          Section 4. Further  Assurances.  Assignors shall, at any time and from
                     ------------------- time to time, promptly, upon the reasonable request of Assignee, execute, acknowledge, deliver or perform, all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required for the better vesting and conferring to Assignee of title in and to the Purchased Assets, to effect the transactions contemplated by this Agreement. Assignee shall, at any time and from time to time, promptly, upon the reasonable request of the Assignors, execute, acknowledge, deliver or perform, all such further acts, deeds, assumption agreements, transfers, and assurances as may be required for the full assumption and transfer to the Assignee of the Assumed Liabilities, to effect the transactions contemplated by this Agreement.

          Section 5. Notices. All notices and other  communications  required or
                     ------- permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail with postage prepaid and return receipt requested, or sent by commercial overnight courier, courier fees prepaid, to the parties at the following addresses:

          (a) if to Assignee, to them at:

                   Washington Mutual Bank, FA
                   1501 4th Avenue, 6th Floor
                   Seattle, WA 98101
                   Attention:  Melba Bartels
                                     Senior Vice President
                   Facsimile:  (206) 554-2887
                   with copies to:

                   Washington Mutual Bank, FA
                   1201 Third Avenue, 17th Floor
                   Seattle, WA 98101
                   Attention:  Carey M. Brennan
                               Senior Vice President and
                               Associate General Counsel
                   Facsimile:  (206)377-6244

                   Heller Ehrman White & McAuliffe LLP
                   701 Fifth Avenue, Suite 6100
                   Seattle, WA 98104
                   Attention:  Bernard L. Russell
                   Facsimile:  (206) 389-6217

          (b) if to Assignors, to them at:

                   HomeSide Lending, Inc.
                   Office of the CEO
                   200 Park Avenue
                   New York, NY 10166
                   Attention:   Joseph J. Whiteside
                   Facsimile:  (212) 983-1969

                   with copies to:

                   National Australia Bank Limited
                   Legal Department, Level 24
                   500 Bourke Street
                   Melbourne, Victoria 3000
                   Attention:  David Krasnostein, Esq.
                                Group General Counsel
                   Facsimile:  61-3-8641-4902/4906
                   and

                   Sullivan & Cromwell
                   125 Broad Street
                   New York, NY  10004-2498
                   Attention:  Mark J. Menting
                   Facsimile:  212-558-3588

     or to such other Person or address as either party shall specify by notice in writing to the other party in accordance with this Section 5. All such notices or other communications shall be deemed to have been received on the date of the personal delivery or facsimile transmission (with telephone confirmation) or on the third Business Day after the mailing or dispatch thereof; provided that notice of change of address shall be effective only upon receipt.

          Section 6. Governing Law. This Agreement shall be governed by and -------------- construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of the State of New York.

          Section 7. Succession and Assignment. This Agreement shall be  binding
                     -------------------------  upon  and  inure to the  benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided, however, that Buyer may assign this Agreement or any of its rights, interests or obligations hereunder to an Affiliate without the prior written approval of the Assignors, provided that with respect to this Agreement Sellers shall only be obligated to the original Buyer and Assignee and Assignors continue to interact for all purposes of this Agreement solely with the original Assignee.

          Section 8. Counterparts. This Agreement may be executed in two or more
                     ------------ counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

          Section 9. Conflicts.  In  the event that the terms of this  Agreement
                     ---------
     and the terms of the Purchase Agreement are inconsistent or otherwise conflict, the terms of the Purchase Agreement shall be deemed to be controlling.

          Section 10. Definitions.  Capitalized   terms  used,  but  not defined
                      -----------
     herein  shall  have  those  meanings  assigned  to  them  in  the  Purchase
     Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be duly executed on the date first above written.

                                       HOMESIDE INTERNATIONAL, INC.


                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       HOMESIDE LENDING, INC.


                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       WASHINGTON MUTUAL BANK, FA


                                       By:  ____________________________________
                                            Name:
                                            Title: